UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Uniti Group Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

2101 Riverfront Drive, Suite A
Little Rock, Arkansas 72202
Telephone: (501) 850-0820
www.uniti.com
2023 PROXY STATEMENT AND
NOTICE OF ANNUAL MEETING
THURSDAY, MAY 25, 2023	8:00 A.M. (EASTERN TIME)
www.virtualshareholdermeeting.com/UNIT2023

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Uniti Group Inc., a Maryland corporation (the “Company”), will be held on Thursday, May 25, 2023, at 8:00 a.m. (Eastern time). The Annual Meeting will be completely virtual, which means stockholders will be able to attend the Annual Meeting, vote and submit questions during the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/UNIT2023.
Items of Business

At the Annual Meeting, holders of our common stock will be asked to consider and vote upon the following proposals, all of which are discussed in greater detail in the accompanying proxy statement:
1.
To elect the five director nominees named in the attached proxy statement to serve until the 2024 annual meeting of stockholders and until successors are duly elected or until the earliest of their removal, resignation or death;

2.
To approve an increase in the number of shares available for issuance under the Uniti Group Inc. 2015 Equity Incentive Plan (the “Long-Term Incentive Plan”) and an extension of its term;

3.
To approve, on an advisory basis, the compensation of the Company’s named executive officers;

4.
To ratify the appointment of KPMG LLP as the Company’s independent registered public accountant for the year ending December 31, 2023; and

5.
To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Only stockholders of record at the close of business on March 24, 2023, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof.
We are pleased to take advantage of the rules of the U.S. Securities and Exchange Commission that allow companies to furnish their proxy materials over the Internet. As a result, beginning on April 13, 2023, we began mailing a Notice of Internet Availability of Proxy Materials to our stockholders rather than a full paper set of the proxy materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials over the Internet, as well as instructions on how stockholders may obtain a paper copy of our proxy materials.
To make it easier for you to vote, both Internet and telephone voting are available. The instructions on the Notice of Internet Availability of Proxy Materials or, if you received a paper copy of the proxy materials, the proxy card, each describe how to use these convenient services.
Your vote is important to us and to our business. Whether or not you plan to participate in the Annual Meeting, we encourage you to read the accompanying proxy statement and submit your proxy or voting instructions as soon as possible.
By Order of the Board of Directors,

Daniel L. Heard
Little Rock, Arkansas	Executive Vice President — General Counsel and Secretary
April 13, 2023

Important notice regarding the availability of proxy materials for the 2023 Annual Meeting of Stockholders to be held on May 25, 2023: The Company’s Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available electronically at http://investor.uniti.com and www.proxyvote.com.

PROXY SUMMARY
This summary highlights certain information contained elsewhere in the accompanying proxy statement, but does not contain all of the information you should consider before voting your shares. For more complete information regarding the proposals to be voted upon at the Annual Meeting and our fiscal year 2022 performance, please review the entire proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. We use the terms “Uniti,” the “Company,” “we,” “our” and “us” in this summary to refer to Uniti Group Inc.
Annual Meeting

Date:	May 25, 2023
Time:	8:00 a.m. (Eastern time)
Location:	Via the Internet: www.virtualshareholdermeeting.com/UNIT2023
Record Date:	Holders of our common stock at the close of business on March 24, 2023
Voting Matters

Proposals		Required Approval	Board Recommendation	Page Reference
1.	Election of directors	Majority of Votes Cast for Each Nominee	FOR each nominee	13
2.	Approval of an increase in the number of shares available for issuance under the Long-Term Incentive Plan and an extension of its term	Majority of Votes Cast	FOR	16
3.	Advisory vote to approve executive compensation	Majority of Votes Cast	FOR	57
4.	Ratification of auditor	Majority of Votes Cast	FOR	58

Corporate Governance Highlights (see page 6)

Uniti is committed to strong corporate governance practices and policies, which promote both the long-term interests of our stockholders and the accountability of the Board of Directors and management. The following table summarizes certain of our corporate governance practices and policies:
Annual election of directors	Active stockholder engagement
Majority voting and resignation policy for director elections	Prohibit hedging and unapproved pledging of our common stock
Independent directors regularly meet without management present	80% of board nominees are independent (CEO is only management director nominee) and include two female board nominees (50% of independent director nominees)
Board regularly assesses its performance through board and committee self-evaluations	No poison pill
Independent Chairman	Robust stock ownership guidelines
We value an open and active dialogue with our stockholders, and we believe that regular communication with our stockholders is vital to our long-term success. We strive to foster strong stockholder relationships that lead to a mutual understanding of issues and approaches. During 2022, members of our management team met and communicated with many of our stockholders to ensure that we fully understand our stockholders’ concerns with respect to governance and other matters.

Director Nominees (see page 13)

The following table contains information about the five candidates who have been nominated for election to the Board of Directors of Uniti. Each nominee is currently a director of Uniti.
					Committee Memberships
Name	Age	Director Since	Principal Occupation	Financial Expert	Audit	Compensation	Governance
Jennifer S. Banner	63	2015	Executive Director of the University of Tennessee Haslam College of Business Forum for Emerging Enterprises and Private Business			—
Scott G. Bruce	61	2016	President of Radius Global Infrastructure, Inc.				—
Francis X. (“Skip”) Frantz	69	2015	Chairman of the Board of Uniti		—
Kenneth A. Gunderman	52	2015	President and CEO of Uniti	—	—	—	—
Carmen Perez-Carlton	62	2019	Telecommunications Consultant			—

 Member     Chairperson     Financial Expert
David L. Solomon will not stand for re-election at, and his current term as a director will end as of, the Annual Meeting. We acknowledge with gratitude Mr. Solomon’s service on the Board and his contributions to Uniti and its management team.

2022 Executive Compensation (see page 30)

Compensation decisions regarding executive compensation are made by the Compensation Committee. The Compensation Committee believes that a sensibly structured, incentive-aligning compensation program is critical to the creation of long-term stockholder value. The following table summarizes certain highlights of our compensation practices:
What We Do:	What We Don’t Do:
Align pay with performance by linking a substantial portion of compensation to the achievement of predefined performance metrics	Do NOT provide tax gross-ups in any circumstance
Retain an independent compensation consultant	Do NOT provide excessive perquisites for executives
Require compliance with stock ownership guidelines for executives and non-employee directors	Do NOT provide guaranteed bonuses
Include double-trigger change-in-control provisions in equity awards	Do NOT provide discount stock options or stock appreciation rights
Place caps on incentive award opportunities and conduct annual risk assessment	Do NOT pay dividends on performance-based restricted stock units prior to vesting
Maintain a clawback policy	Do NOT add back to our equity compensation plan reserves any shares tendered as payment for shares withheld for taxes
At the 2022 annual meeting of stockholders, approximately 95% of votes cast in the annual “say-on-pay” vote were in favor of the compensation of the Company’s named executive officers (“NEOs”). In light of this strong support, the Compensation Committee decided to maintain the core design of our compensation program for 2023.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING	1
BOARD AND BOARD COMMITTEE MATTERS	6
Director Independence	6
Meetings of the Board of Directors	6
Committees of the Board of Directors	6
Board Leadership Structure	8
Executive Sessions	9
Board Size and Diversity	9
Corporate Social Responsibility	10
Board and Committee Self-Evaluations	10
Risk Oversight	11
Code of Business Conduct and Ethics & Whistleblower Policy	11
Hedging Policy	11
Director Compensation	12
PROPOSAL NO. 1 Election of Directors	13
PROPOSAL NO. 2 Approval of an Increase in the Number of Shares Available for Issuance under the Uniti Group Inc. 2015 Equity Incentive Plan and an Extension of its Term	16
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	26
AUDIT COMMITTEE REPORT	28
EXECUTIVE OFFICERS OF THE COMPANY	29
EXECUTIVE COMPENSATION	30
Compensation Discussion & Analysis	30
Compensation Committee Report on Executive Compensation	40
Summary Compensation Table	41
Grants of Plan-Based Awards	43
Outstanding Equity Awards at Fiscal Year-End	44
Option Exercises and Stock Vested	46
Non-Qualified Deferred Compensation	47
Agreements with Our Named Executive Officers	48
Potential Payments upon Termination or Change in Control	50
Pay Versus Performance	52
PROPOSAL NO. 3 Advisory Vote to Approve Compensation of the Company’s Named Executive Officers	57
PROPOSAL NO. 4 Ratification of Selection of Independent Registered Public Accounting Firm	58
ADDITIONAL INFORMATION	60
Stockholder Proposals for the 2024 Annual Meeting	60
Stockholder Communications with the Board of Directors	60
Relationships and Certain Related Transactions	60
Delinquent Section 16(a) Reports	62
Annual Report/Householding	62
Other Matters	63
Appendix A	64
Appendix B	78

2101 Riverfront Drive, Suite A
Little Rock, Arkansas 72202
Telephone: (501) 850-0820
www.uniti.com
PROXY STATEMENT
This proxy statement (this “Proxy Statement”) is being furnished to stockholders beginning on April 13, 2023 in connection with the solicitation of proxies by Uniti Group Inc. (“Uniti,” “the Company,” “we,” “our” and “us”) to be used at its 2023 annual meeting of stockholders (the “Annual Meeting”) to be held on May 25, 2023 at 8:00 a.m. (Eastern time), and at any postponement or adjournment thereof.
We are excited to once again offer our stockholders a completely “virtual” Annual Meeting. We believe a virtual Annual Meeting provides our stockholders expanded access to participate in the meeting, improves communication between stockholders and management and results in cost savings for the Company and our stockholders. Hosting a virtual meeting enables increased stockholder attendance and participation, because more stockholders can attend and participate in the Annual Meeting, including the ability to vote and ask questions, from almost any location around the world. You will be able to attend the Annual Meeting as well as vote and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/UNIT2023 and entering the control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials. Because the Annual Meeting is entirely virtual and being webcast live over the Internet, stockholders will not be able to attend the Annual Meeting in person.
Please read this Proxy Statement carefully and then vote your shares promptly by telephone, by Internet or by signing, dating and returning your proxy card.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING
Q:
What is included in the proxy materials?

A:
The Internet version of the proxy materials includes:

•
This Proxy Statement for the Annual Meeting; and

•
Our 2022 annual report to stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as amended (the “Annual Report”).

If you received a printed copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction form for the Annual Meeting.
Q:
What items of business will be conducted at the Annual Meeting?

A:
The following matters will be presented for stockholder consideration and voting at the Annual Meeting:

•
The election of five nominees to serve as directors of the Company until the 2024 annual meeting of stockholders and until successors are duly elected or until the earliest of their removal, resignation or death (Proposal No. 1);

•
A proposal to increase the number of shares available for issuance under the Uniti Group Inc. 2015 Equity Incentive Plan (the “Long-Term Incentive Plan”) and extend its term (Proposal No. 2);

•
An advisory vote to approve the compensation of the Company’s NEOs (Proposal No. 3); and

•
The ratification of the appointment of KPMG LLP (“KPMG”) as our independent public accounting firm for the year ending December 31, 2023 (Proposal No. 4).

Q:
How does the Board of Directors recommend that I vote?

A:
The Board recommends you vote:

•
“FOR” the election of each of the five nominees to serve as directors of the Company (Proposal No. 1);

•
“FOR” the proposal to increase the number of shares available for issuance under the Long-Term Incentive Plan and extend its term (Proposal No. 2);

•
“FOR” approval of the resolution regarding compensation of the Company’s NEOs (Proposal No. 3); and

•
“FOR” the ratification of the appointment of KPMG as our independent public accounting firm for the year ending December 31, 2023 (Proposal No. 4).

Q:
Who is entitled to vote at the Annual Meeting?

A:
Each share of Uniti common stock is entitled to one vote on each proposal presented at the Annual Meeting. Holders of record of our common stock at the close of business on March 24, 2023 (the “Record Date” for the Annual Meeting) are entitled to receive notice of the Annual Meeting and to vote their shares of common stock held on that date at the Annual Meeting or any postponements or adjournments of the Annual Meeting. On the Record Date, 238,585,053 shares of common stock of Uniti were outstanding.

Q:
How can I attend and participate in the Annual Meeting?

A:
Stockholders may attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/UNIT2023. The Annual Meeting will begin promptly at 8:00 a.m. (Eastern time). We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 7:45 a.m. (Eastern time), and you should allow ample time for the check-in procedures.

While all Uniti stockholders will be permitted to attend the Annual Meeting, only stockholders of record and beneficial owners as of the close of business on the Record Date, March 24, 2023, may vote and ask questions during the Annual Meeting. Stockholders logging into the Annual Meeting with their control number will receive the same rights and opportunities to participate in the Annual Meeting as they would if the Annual Meeting was an in-person meeting, including the ability to vote or ask questions throughout the Annual Meeting. In order to vote or submit a question during the meeting, you will need to follow the instructions posted at www.virtualshareholdermeeting.com/UNIT2023 and will also need the control number included on your Notice of Internet Availability of Proxy Materials or proxy card.
At the end of the meeting, we will allot time for a question and answer session during which we intend to answer questions submitted during the Annual Meeting that are pertinent to the business conducted at the Annual Meeting. We will prioritize questions that relate to the proposals considered at the Annual Meeting, and questions on similar topics may be combined and answered together. Stockholders logging into the Annual Meeting with their control number will be able to ask questions at any time during the Annual Meeting. If you would like to submit a question, you must type the question in the dialog box provided at www.virtualshareholdermeeting.com/UNIT2023 during the Annual Meeting.
Broadridge Financial Solutions, Inc. is hosting the Annual Meeting and, on the date of the Annual Meeting, will be available via telephone at 844-986-0822 (US) or 303-562-9302 (International) to answer your questions regarding how to attend and participate in the Annual Meeting virtually via the Internet.
Q:
What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

A:
Stockholder of record.

If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered the stockholder of record with respect to those shares, and we sent a Notice of Internet Availability of Proxy Materials or a printed set of the proxy materials, together with a proxy card, directly to you.
Beneficial owner of shares held in street name.
If your shares are held in an account at a broker, bank or other nominee, then you are the beneficial owner of those shares held in “street name,” and a Notice of Internet Availability of Proxy Materials or a printed set of the proxy materials, together with a voting instruction form, was forwarded to you by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to instruct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions in the Notice of Internet Availability of Proxy Materials or on the voting instruction form you received.

Q:
How can I vote my shares?

A:
The process for voting your shares depends on how your shares are held. Generally, as discussed above, you may hold shares as a “record holder” (that is, in your own name) or in “street name” (that is, through a nominee, such as a broker or bank). As explained above, if you hold shares in “street name,” you are considered to be the “beneficial owner” of those shares.

Voting by record holders.    If you are a record holder, you may vote by proxy prior to the Annual Meeting or you may vote during the Annual Meeting by joining the live webcast and following the instructions at www.virtualshareholdermeeting.com/UNIT2023. If you are a record holder and would like to vote your shares by proxy prior to the Annual Meeting, you have three ways to vote:
go to the website www.proxyvote.com and follow the instructions at that website;
call 1-800-690-6903 and follow the instructions provided on the call; or
if you received a proxy card in the mail, complete, sign, date and mail the proxy card in the return envelope provided to you.
Please note that telephone and Internet proxy voting will close at 11:59 p.m. (Eastern time) on May 24, 2023. If you received a proxy card in the mail and wish to vote by completing and returning the proxy card via mail, please note that your completed proxy card must be received before the polls close for voting at the Annual Meeting.
Voting by beneficial owners of shares held in “street name.”    If your shares are held in the name of a broker, bank or other nominee (that is, your shares are held in “street name”), you should receive separate instructions from your broker, bank or other nominee describing how to vote.
Q:
What constitutes a quorum?

A:
The presence at the Annual Meeting, virtually or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum. If a quorum is established, each holder of common stock will be entitled to one vote on each matter to be voted on at the Annual Meeting for each issued and outstanding share of common stock owned on the Record Date. Proxies received but marked as abstentions and broker “non-votes” will be included in the calculation of the number of votes considered to be present at the Annual Meeting and will be counted for quorum purposes. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

Q:
How many votes are needed to approve each proposal?

A:
The stockholder vote required to approve each proposal is set forth below:

Proposals		Required Approval
1.	Election of directors	Majority of Votes Cast for Each Nominee
2	Approval of an increase in the number of shares available for issuance under the Long-Term Incentive Plan and an extension of its term	Majority of Votes Cast
3.	Advisory vote to approve executive compensation	Majority of Votes Cast
4.	Ratification of auditor	Majority of Votes Cast

Director Resignation Policy.   In accordance with our bylaws with respect to an uncontested election of directors, a director nominee must receive more votes cast “for” than “against” his or her election in order to be elected to the Board. Pursuant to our bylaws and Corporate Governance Guidelines, each director promptly following his or her failure to receive a majority of votes cast for his or her election is required to tender a contingent, irrevocable resignation. If this occurs, the Governance Committee will consider such resignation and make a recommendation to the Board regarding whether to accept or reject such resignation. The Board will act on the Governance Committee’s recommendation within 90 days of the date the election results are certified and publicly disclose its decision.
Advisory Vote to Approve Executive Compensation.   As noted above, approval of the compensation of our NEOs (Proposal No. 3) requires the affirmative vote of a majority of votes cast. This proposal, however, is merely advisory and is not binding on the Company, the Board or its Compensation Committee. Despite the fact it is non-binding, the Board and the Compensation Committee will take the voting results under advisement when making future decisions regarding the Company’s executive compensation program.
Q:
How are proxies voted?

A:
All shares represented by valid proxies received prior to the Annual Meeting will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

Q:
What happens if I do not give specific voting instructions?

A:
Stockholders of record.

If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions or you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
Beneficial owners of shares held in street name.
If you are a beneficial owner of shares held in street name and do not join and vote at the Annual Meeting or provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the broker, bank or other nominee that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker, bank or other nominee that holds your shares will inform the inspector of election that it does not have the authority to vote on such matter with respect to your shares. This is generally referred to as a “broker non-vote.”
Q:
Which ballot measures are considered “routine” or “non-routine”?

A:
The ratification of KPMG as our independent registered public accounting firm for the year ending December 31, 2023 (Proposal No. 4) is considered a routine matter under applicable rules, and no broker non-votes will occur in connection with Proposal No. 4. All other matters to be voted on at the Annual Meeting are considered non-routine matters under applicable rules, and therefore broker non-votes may exist in connection with these proposals.

Q:
How are abstentions and broker non-votes counted?

A:
Abstentions and broker non-votes will be counted to determine whether there is a quorum present at the Annual Meeting. With respect to each of the proposals presented in this Proxy Statement, abstentions and broker non-votes will not be considered votes cast for voting purposes and will have no effect on such proposals. The effect of abstentions and broker non-votes on each of the proposals presented in this Proxy Statement is as follows:

Proposals		Abstentions	Broker Non-Votes
1.	Election of directors	No Effect	No Effect
2.	Approval of an increase in the number of shares available for issuance under the Long-Term Incentive Plan and an extension of its term	No Effect	No Effect
3.	Advisory vote to approve executive compensation	No Effect	No Effect
4.	Ratification of auditor	No Effect	Not Applicable

Q:
Can I change my vote after I have voted?

A:
Yes. You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. After you submit your proxy, you may change your vote via the Internet or by telephone (in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by attending the Annual Meeting and voting. However, your virtual attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote during the Annual Meeting or specifically request that your prior proxy be revoked by delivering written notice to Uniti’s Secretary prior to the Annual Meeting at 2101 Riverfront Drive, Suite A, Little Rock, Arkansas 72202.

Q:
What does it mean if I receive more than one proxy card or voting instruction form?

A:
If your shares are registered differently, or if they are held in more than one account, you will receive more than one proxy card or voting instruction form. Please follow the instructions on each proxy card or voting instruction form to ensure that all of your shares are voted. Please sign each proxy card exactly as your name appears on the card. For joint accounts, each owner must sign the proxy card. When signing as executor, administrator, attorney, trustee, guardian, etc., please print your full title on the proxy card.

Q:
Where can I find the voting results of the Annual Meeting?

A:
Uniti will announce preliminary voting results at the Annual Meeting and disclose final results in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting.

BOARD AND BOARD COMMITTEE MATTERS
Our governing documents provide that the Board of Directors must consist of not less than two nor more than nine directors. The number of directors who serve on the Board is currently set at six and may be fixed from time to time by the Board in the manner provided in the Company’s bylaws. The current members of the Board are Jennifer S. Banner, Scott G. Bruce, Francis X. (“Skip”) Frantz (Chairman), Kenneth A. Gunderman, Carmen Perez-Carlton and David L. Solomon. Each of the current directors, except Mr. Solomon, is standing for re-election at the Annual Meeting and biographical information regarding each of the current nominees is available below under “Proposal No. 1 — Election of Directors.” Mr. Solomon’s current term as a director will end as of the Annual Meeting. The Board intends to reduce the number of directors who serve on the Board from six to five members, effective upon the end of Mr. Solomon’s current term at the Annual Meeting.
Director Independence

The Board has affirmatively determined that all of our directors except Mr. Gunderman qualify as independent directors under applicable Nasdaq listing standards and SEC rules. In making this determination, the Board reviewed each of the director’s relationships, if any, with Uniti and determined that there are no relationships that would impair any director’s ability to exercise independent judgment in carrying out his or her responsibilities as a director.
Meetings of the Board of Directors

During 2022, the Board met seven times and acted by unanimous written consent three times. All of the directors attended at least 75% of the meetings of the Board and Board committees on which they served during the periods in which they served. Directors are expected to attend each annual meeting of stockholders, and all of the directors then serving on the Board joined the 2022 annual meeting of stockholders.
Committees of the Board of Directors

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Governance Committee. Each committee has a written charter that is available on our website at www.uniti.com under the “About Us — Corporate Governance” tab (information on the Company’s website is not incorporated by reference herein) and is comprised entirely of directors whom the Board has determined are independent under applicable Nasdaq listing standards and SEC rules. A brief description of the function of each committee is set forth below. Currently the members of each committee are as follows:
Committee Memberships
Board Member	Audit	Compensation	Governance
Jennifer S. Banner		—
Scott G. Bruce			—
Francis X. (“Skip”) Frantz	—
Kenneth A. Gunderman	—	—	—
Carmen Perez-Carlton		—
David L. Solomon			—
Number Of Meetings Held In Fiscal 2022	4	4	4
 Member        Chairperson
Audit Committee
Our Audit Committee consists of Ms. Perez-Carlton (Chair), Ms. Banner and Messrs. Bruce and Solomon. Ms. Banner served as chair of the Audit Committee until February 28, 2022. The Board has determined that each member of the Audit Committee is an “audit committee financial expert,” as defined by the rules of the SEC. The primary duties of the Audit Committee include, among other things: (i) overseeing both the external and internal audit processes; (ii) establishing procedures for the receipt of complaints regarding accounting, internal accounting controls or auditing matters; (iii) overseeing and interacting with our independent auditors regarding the auditor’s engagement and/or dismissal, duties, compensation, qualifications and performance; (iv) reviewing and discussing with our independent auditors the scope of audits and our accounting principles, policies and practices; (v) reviewing and discussing our financial statements with our independent auditors and management; (vi) monitoring the ongoing review of the Company’s systems of disclosure controls and procedures and internal control over financial reporting; and (vii) reviewing and approving (or disapproving) related-party transactions. Subject to their election at the Annual Meeting, the members of the Audit Committee will be Ms. Perez-Carlton (Chair), Ms. Banner and Messrs. Bruce and Frantz.
Compensation Committee
Our Compensation Committee consists of Messrs. Bruce (Chair), Frantz and Solomon. The Compensation Committee assists the Board in fulfilling its oversight responsibility related to the compensation programs, plans and awards for Uniti’s directors and executive officers. For more information regarding the Compensation Committee, see “Compensation Discussion & Analysis” below in this Proxy Statement. Subject to their election at the Annual Meeting, the members of the Compensation Committee will be Mr. Bruce (Chair), Ms. Banner, Mr. Frantz and Ms. Perez-Carlton.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee serving during 2022 had any relationship requiring disclosure under the section titled “Relationships and Certain Related Transactions” in this Proxy Statement.

During 2022, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on either the Compensation Committee or the Board of Directors.
Governance Committee
Our Governance Committee consists of Ms. Banner (Chair), Mr. Frantz and Ms. Perez-Carlton. Mr. Frantz served as chair of the Governance Committee until February 23, 2023. The Governance Committee’s primary duties include, among other things: (i) establishing and reviewing the criteria for the skills and characteristics required of Board members; (ii) identifying individuals qualified to become directors consistent with the Governance Committee’s membership criteria; (iii) recommending director nominees to the Board for election at each annual meeting of stockholders and to fill vacancies; (iv) reviewing Uniti’s Corporate Governance Guidelines; (v) assisting the Chairman of the Board with an annual evaluation of the Board and its committees; and (vi) annually, in consultation with the Chairman of the Board and our Chief Executive Officer, reviewing management succession plans. Subject to their election at the Annual Meeting, the members of the Governance Committee will be Ms. Banner (Chair), Mr. Bruce, Mr. Frantz and Ms. Perez-Carlton.
The Governance Committee identifies potential Board candidates through various methods, including recommendations from directors, management and stockholders, and has the sole authority to retain, compensate and terminate search firms to be used to identify director candidates. The Governance Committee periodically reviews, in consultation with our President and Chief Executive Officer, the appropriate skills and characteristics required of Board members in the context of the composition and needs of the Board from time to time. In reviewing potential candidates, the Governance Committee considers applicable Board and Board committee independence requirements imposed by Uniti’s Corporate Governance Guidelines, Nasdaq listing standards and applicable law. The Governance Committee actively seeks candidates with an inquisitive and objective perspective, practical wisdom and mature judgment, who possess high personal and professional ethics, character, integrity and values and who will be committed to representing the long-term interests of the Company’s stockholders. Among the various criteria for selection as a Board member are the level of a potential candidate’s relevant career experience, training and experience at the policy-making level in business, leadership and communication skills, and willingness to devote sufficient time and effort to Board duties. The Governance Committee also seeks candidates who demonstrate a willingness to evaluate management’s performance objectively and who have no activities or interests that could conflict with their responsibilities to Uniti.
The Governance Committee will consider director candidates recommended by stockholders. To qualify for such consideration, stockholder recommendations must be submitted to the Governance Committee at the address provided below in the section of this Proxy Statement titled “Stockholder Communications with the Board of Directors” and received by the Company’s Secretary no later than 120 calendar days prior to the first anniversary of the mailing date of the proxy statement for the preceding year’s annual meeting. The Governance Committee does not have a specific policy regarding the consideration of stockholder recommendations for director candidates because the Governance Committee intends to evaluate stockholder recommendations in the same manner as it evaluates director candidates recommended by other sources.
Board Leadership Structure

The roles of the Chairman of the Board of Directors and Chief Executive Officer are performed by separate individuals. The Board of Directors believes this leadership structure improves the ability of the Board of Directors to exercise its oversight role over management and ensures a significant role for independent directors in the leadership of Uniti. Having an independent Chairman also strengthens Uniti’s corporate governance structure by allowing the Chairman to convene executive sessions with independent directors.

Executive Sessions

Uniti’s Corporate Governance Guidelines specify that the independent directors of the Board of Directors must meet at regularly scheduled executive sessions without management and that the Chairman of the Board of Directors shall preside at executive sessions of independent directors. During 2022, executive sessions of the independent directors generally occurred at the end of each regular meeting of the Board.
Board Size and Diversity

As set forth in Uniti’s Corporate Governance Guidelines, the Board believes that the Board of Directors should be comprised of four to seven members depending upon the relevant circumstances prevailing from time to time. Six directors currently serve on the Board. The number of directors who serve on the Board is expected to be reduced from six to five at the Annual Meeting.
We believe the Board is most effective when it embodies a diverse range of views, backgrounds and experience. Diversity is considered in the broadest sense, including, among other attributes, age, leadership, experience, skills, perspectives, gender, ethnicity and geography. While the Governance Committee does not have a formal policy on diversity with regard to consideration of director nominees, the Governance Committee considers diversity in its selection of nominees and proactively seeks diverse director candidates to ensure a representation of varied perspectives and experience in the boardroom.
We presently have two female directors which, given the small size of the Board, represents 33% of our full Board and 40% of our non-employee directors. Our current Board members’ ages range from 52 to 69. In addition, our current Board members represent a broad range of skills and experience:
Based on the foregoing, the Governance Committee concluded that our current Board members (and our nominees) represent a broad range of viewpoints, backgrounds and relevant expertise that aligns with Uniti’s long-term strategy.
The tables below provide certain highlights of the composition of the Board members and nominees as of April 13, 2023 and April 14, 2022. There were no changes in the composition of the Board since our initial disclosure as of April 14, 2022. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).
BOARD DIVERSITY MATRIX (AS OF APRIL 13, 2023)
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	4	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	1	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	4	—	—
Two or More Races or Ethnicities	1	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographics Background	—	—	—	—
BOARD DIVERSITY MATRIX (AS OF APRIL 14, 2022)
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	4	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	1	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	4	—	—
Two or More Races or Ethnicities	1	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographics Background	—	—	—	—
Corporate Social Responsibility

For more details on our corporate citizenship and sustainability efforts, please see our annual 2022 ESG Report which is available on our website, www.uniti.com, under the “About Us — Corporate Responsibility” tab (information on the Company’s website is not incorporated by reference herein).
Board and Committee Self-Evaluations

As set forth in Uniti’s Corporate Governance Guidelines, the Board and its committees conduct annual self-evaluations to determine whether they are functioning effectively. Each self-evaluation is coordinated by the chairperson of the Board or committee, as applicable, in executive sessions during the last regular meeting of the year. The Board believes that this self-evaluation process is fundamental in supporting continued improvement through thoughtful and comprehensive discussions.
Risk Oversight

The Board maintains an active role, including at the committee level, in overseeing management of the Company’s various risk exposures. While the Board is ultimately responsible for overall risk oversight for the Company, certain of the Board’s committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee oversees the Company’s enterprise risk management and periodically reviews with management and the Company’s auditors major financial and auditing risks. Additionally, the Audit Committee oversees the Company’s risks related to cybersecurity and data privacy matters and, for that purpose, regularly receives reports from management regarding those risks and countermeasures being undertaken or considered by the Company. The Compensation Committee oversees risks relating to the design and implementation of the Company’s compensation policies and procedures.
The Board’s discharge of its risk oversight role has not specifically affected its leadership structure discussed above. Rather, in establishing the current leadership structure, risk oversight was one factor among many considered. The Board will regularly review its leadership structure and evaluate whether it, and the Board as a whole, is functioning effectively. If in the future the Board believes that a change in its leadership structure is required to, or potentially could, improve the Board’s risk oversight role, it may make any change it deems appropriate.
Code of Business Conduct and Ethics & Whistleblower Policy

Our Code of Business Conduct and Ethics & Whistleblower Policy confirms our commitment to conduct our affairs in compliance with all applicable laws and regulations and observe the highest standards of business ethics and seeks to identify and mitigate conflicts of interest between our directors, officers and employees, on the one hand, and Uniti on the other hand. The Code of Business Conduct and Ethics & Whistleblower Policy applies to ensure compliance with stock exchange requirements and to ensure accountability at a senior management level for that compliance. We intend that the spirit, as well as the letter, of the Code of Business Conduct and Ethics & Whistleblower Policy be followed by all of our directors, officers, employees and subsidiaries. This is communicated to each new officer, director and employee. Any waiver of our Code of Business Conduct and Ethics & Whistleblower Policy with respect to our executive officers and directors may only be authorized by the Board of Directors. Our Code of Business Conduct and Ethics & Whistleblower Policy is available on our website, www.uniti.com, under the “About Us — Corporate Governance” tab (information on the Company’s website is not incorporated by reference herein).
Hedging Policy

All employees, officers and directors of the Company are prohibited from engaging in any transaction in derivative securities that reflects speculation about the price of Company securities (i.e., exchange traded options, whether puts or calls) or any transaction in Company securities that may place their financial interests against the financial interests of the Company. For instance, employees, officers and directors may not sell Company securities “short,” which would allow them to profit from a decline in the price of the Company stock.

Director Compensation

The current non-employee director compensation program consists of: (i) an annual cash retainer of $100,000; (ii) a one-time, at-election restricted stock grant of $100,000 that vests ratably in equal installments over four years; (iii) an annual restricted stock grant of $150,000 subject to one-year vesting; (iv) an additional annual cash retainer of $150,000 for the Chair of the Board of Directors; (v) annual restricted stock grants of $25,000, $20,000 and $15,000 for the Chairs of the Audit, Compensation and Governance Committees, respectively, each subject to one-year vesting; and (vi) annual restricted stock grants of $12,500, $10,000 and $7,500 for non-chair members of the Audit, Compensation and Governance Committees, respectively, each subject to one-year vesting. The number of time-based restricted shares granted to the non-employee directors during 2022 was based on the average closing price of our common stock as reported on Nasdaq for the 20 trading days prior to the grant date.
The following table shows the compensation paid to our non-employee directors during 2022:
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Jennifer S. Banner	100,000	160,817	—	260,817
Scott G. Bruce	100,000	172,642	—	272,642
Francis X. (“Skip”) Frantz	250,000	165,549	—	415,549
Carmen Perez-Carlton	100,000	172,642	—	272,642
David L. Solomon	100,000	163,178	—	263,178

(1)
All stock award amounts in the table above reflect the aggregate fair value on the grant date based on the closing per share price of the Company’s common stock on the date of grant of the restricted stock, computed in accordance with FASB ASC Topic 718. At December 31, 2022, non-employee directors serving on the Board held the following number of unvested shares of restricted stock: Ms. Banner, 14,580; Mr. Bruce, 15,652; Mr. Frantz, 15,009; Ms. Perez-Carlton, 15,652; and Mr. Solomon, 14,794.

PROPOSAL NO. 1
Election of Directors

There are currently six directors serving on the Board, all of whose terms expire at the Annual Meeting. Upon the recommendation of our Governance Committee, the Board intends to reduce the number of directors who serve on the Board from six to five members effective at the Annual Meeting and has nominated all of the current Board members (except for Mr. Solomon) to stand for election at the Annual Meeting. In accordance with the Company’s bylaws and Maryland law, each nominee elected will serve until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified or until the earliest of their removal, resignation or death. There is no arrangement or understanding between any of the five nominees and any other person, including officers, pursuant to which the director was nominated for election to the Board. Each of the current Board members was elected at the 2022 annual meeting of stockholders.
Holders of proxies solicited by this Proxy Statement will vote the proxies they receive as directed on the proxy card, or, if no direction is made, for the election of the Board’s five nominees. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board to fill the vacancy or, in the event no such designation is made, proxies will be voted for a lesser number of nominees.
Set forth below is biographical information for each nominee, including age, a brief listing of principal occupations for at least the past five years, other major affiliations, and the specific experience, qualifications, attributes and skills that qualify each candidate to serve on the Board.

Jennifer S. Banner, age 63, was appointed to the Board of Directors on June 1, 2015. Ms. Banner is the Executive Director of the University of Tennessee Haslam College of Business Forum for Emerging Enterprises and Private Business (since June 2019). Previously, she served as CEO of SchaadSource, LLC, a strategic and managerial shared services company from 2006 until April 1, 2019; as CEO of Schaad Companies, LLC from 2008 through 2018; and as CEO of the Schaad Family Office from 2012 through 2018. Schaad Companies is a 110-year-old privately held real estate holding company with related businesses in residential and commercial construction, development, property management and leasing, real estate brokerage and land investments. Previously, Ms. Banner spent 22 years in public accounting, practicing in the tax area with Ernst & Whinney (now Ernst & Young LLP) in Florida and PYA, P.C. in Tennessee. Ms. Banner has been a director of Truist Financial Corporation (NYSE: TFC), since 2003 (presently serving on the technology and audit committees). She has been a member of the board of directors of Truist Bank since 2013. Ms. Banner has been a member of the board of trustees of Elme Communities (NYSE: ELME) since 2022 (presently serving on the audit and corporate governance/nominating committees). Ms. Banner has been a member of the board of directors of CDM Smith Inc., a privately held global engineering and design build construction company since 2018 (presently serving as chair of the audit committee, chair of the executive compensation committee and a member of the finance committee). She is a past director of the Federal Reserve Bank of Atlanta (Nashville Branch), First Virginia Banks, Inc., and First Vantage Bank. In 2019, she was named an honorary Fellow of MIT Center for Information Systems Research. Ms. Banner maintains an active license as a Certified Public Accountant in the State of Tennessee, and she holds a Master of Accountancy and Bachelor of Science in Business Administration from the University of Tennessee.
Ms. Banner’s accounting expertise as a Certified Public Accountant, her past management experience as Chief Executive Officer of a diversified real estate holding company, her experience in public company board service in the financial services industry, her technology experience at the board level and her experience in the construction and engineering industry qualify her to serve on our Board of Directors. As a result of this expertise and experience, Ms. Banner is uniquely qualified to advise, not only on general accounting and financial matters, but on various technical accounting, corporate governance, risk management, real estate, and technology matters that the Board of Directors may address from time to time.

Scott G. Bruce, age 61, was appointed to the Board of Directors on June 29, 2016. Mr. Bruce has served as President of Radius Global Infrastructure, Inc. (Nasdaq: RADI), a publicly traded company engaged in the aggregation of rental streams underlying wireless sites and related businesses, since February 2020. Mr. Bruce previously served as Managing Director of Associated Partners, LP, a private investment partnership focusing on creating, operating and investing in wireless communications companies, from its inception in 2006. In addition, Mr. Bruce previously served as Managing Director and General Counsel of Liberty Associated Partners, LP, a predecessor investment vehicle. Previously, Mr. Bruce was General Counsel and Secretary of Associated Group, Inc., a publicly traded company that owned various communications businesses, from 1994 to 2000, when it was sold to AT&T/Liberty Media. He also served as Vice President and General Counsel of Associated Communications Corporation, a publicly traded predecessor company to Associated Group, from 1992 to 1994, when the company sold its cellular telephone businesses to SBC/AT&T. Prior to joining Associated, Mr. Bruce practiced corporate law at Wolf, Block, Schorr and Solis-Cohen in Philadelphia, Pennsylvania from 1987 to 1992. Prior to that, he worked as an auditor in the New York office of Touche Ross & Co. (predecessor to Deloitte) from 1983 to 1985. In connection with Mr. Bruce’s prior responsibilities at Associated, he has held various board memberships at private companies. Mr. Bruce holds an A.B. in History from Colgate University, an M.S. (Accounting) from the New York University Stern School of Business and a J.D. from the Villanova University School of Law.
Mr. Bruce’s operational, management and investment expertise gained through years of experience as both an executive and lawyer in the telecommunications and communications infrastructure industries qualifies him to serve on the Board. The Board believes that Mr. Bruce has a valuable understanding of, and is equipped to assist the Board in navigating, the challenges of the segment of the communications industry in which Uniti competes.

Francis X. (“Skip”) Frantz, age 69, has served as Chairman of the Board of Directors since our spin-off from Windstream. He previously served as a director of Windstream from 2006 until the spin-off, serving as Chairman of its Audit Committee at the time of his resignation from the Windstream board of directors. From July 2006 to February 2010, he served as Chairman of the Windstream board. Mr. Frantz served as the 2006 and 2007 Chairman of the Board and of the Executive Committee of the United States Telecom Association. Mr. Frantz served as Chairman of a community bank in Little Rock, Arkansas from February 2007 until May 2014 and serves as a director of a number of other privately held companies. Prior to January 2006, Mr. Frantz was Executive Vice President — External Affairs, General Counsel and Secretary of Alltel Corporation (“Alltel”). Mr. Frantz joined Alltel in 1990 as Senior Vice President and General Counsel and was appointed Secretary in January 1992 and Executive Vice President in July 1998. While with Alltel, he was responsible for Alltel’s merger and acquisition negotiations, wholesale services group, federal and state government and external affairs, corporate communications, administrative services and corporate governance, in addition to serving as Alltel’s chief legal officer.
Mr. Frantz’s qualifications for election to the Board include his ability to provide insight and perspective on a wide range of issues facing business enterprises based on his long tenure as a senior executive in the telecommunications industry. Mr. Frantz’s over-15-year career as a senior telecom executive in various capacities provides him with a thorough understanding of all aspects of Uniti’s target market, and his service as a director and chairman of the United States Telecom Association provides Mr. Frantz with additional experience and insight in communications policy and regulation. Through his current involvement with a number of private companies and his prior role as Chairman of Windstream and, before that, as a senior executive of Alltel, Mr. Frantz has extensive experience in corporate governance, mergers and acquisitions, risk management, government policy and regulation, and capital markets transactions, in addition to the specific aspects of the telecommunications industry.

Kenneth A. Gunderman, age 52, was appointed to the Board of Directors and has served as President and Chief Executive Officer (or CEO) since March 2, 2015. Prior to his appointment as President and Chief Executive Officer of Uniti, he served as the co-head of investment banking at Stephens Inc., where he was responsible for the strategic direction of the investment banking department and advised on many of the firm’s notable investment banking transactions. From July 2014 to August 2017, Mr. Gunderman served on the board of directors of America’s Car-Mart, Inc. Prior to joining Stephens Inc., Mr. Gunderman was a member of the telecom investment banking group at Lehman Brothers, where he advised on various transactions and financings totaling more than $125 billion. He also worked as a Certified Public Accountant at KPMG and holds an MBA from Yale and a Bachelor of Arts from Hendrix College.
The Board believes it is important that Uniti’s Chief Executive Officer serve on the Board of Directors, as the position of Chief Executive Officer puts Mr. Gunderman in a unique position to understand the challenges and issues facing the Company. Mr. Gunderman’s qualifications for service on the Board of Directors include the same demonstrated skills and experience that qualify him to serve as Chief Executive Officer of Uniti.

Carmen Perez-Carlton, age 62, was appointed to the Board of Directors on October 1, 2019. From January 2017 to July 2019, Ms. Perez-Carlton served as an independent advisor for Crown Castle International Corp. (NYSE: CCI), a publicly-traded fiber infrastructure REIT, providing input and strategic guidance on matters related to mergers and acquisitions, strategy and business development opportunities. Previously, she served as President of FPL FiberNet, LLC from 2007 until it was acquired by Crown Castle in January 2017. Ms. Perez-Carlton also served as Vice President, Sales and Marketing and Director, Finance & Accounting with FPL FiberNet, LLC from March 2004 to January 2007. Prior to FPL FiberNet, LLC, Ms. Perez-Carlton served as Assistant Controller and Director, Revenue and Recovery for Florida Power & Light, Co., where she led all credit and collections strategies and processes. Ms. Perez-Carlton began her career as an Audit Manager with Deloitte and holds a Bachelor of Arts in Accounting from Florida International University and is a Certified Public Accountant (inactive status). She also served as a member of the board of directors of Blink Charging Company (Nasdaq: BLNK) from July 2021 to July 2022, where she served as a member of the audit committee and chair of the ESG committee. Ms. Perez-Carlton has also served on multiple non-profit organization’s boards and was recognized in 2013 by Capacity Media as one of the top ten women in the telecommunications industry.
Ms. Perez-Carlton’s qualifications for election to the Board include her operational, management, financial and accounting expertise gained through her long tenure as a senior executive in the telecommunications industry. As a result of this expertise and experience, especially as president of FPL FiberNet, LLC until its sale in January 2017, Ms. Perez-Carlton is uniquely qualified to advise on Uniti’s growth strategies and M&A activities, and the Board believes that Ms. Perez-Carlton has a valuable understanding of, and is equipped to assist the Board in navigating, the challenges of the segment of the communications industry in which Uniti competes.
BOARD RECOMMENDATION
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE FOREGOING NOMINEES.
PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” EACH OF THE FOREGOING NOMINEES UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

PROPOSAL NO. 2
Approval of an Increase in the Number of Shares Available for Issuance under the Uniti Group Inc. 2015 Equity Incentive Plan and an Extension of its Term

Pursuant to this proposal, our stockholders are being asked to approve an amendment to increase the number of shares of common stock available for issuance under the Uniti Group Inc. 2015 Equity Incentive Plan (the “Long-Term Incentive Plan”) by 8,000,000 shares, from 6,000,000 shares to 14,000,000 shares and extend its term for an additional 10 years. The increase in the number of shares authorized for issuance under the Long-Term Incentive Plan and the extension of its term have been approved by the Board of Directors based on a recommendation from the Compensation Committee, subject to stockholder approval. A copy of the Long-Term Incentive Plan, as proposed to be amended and restated, is attached as Appendix A to this Proxy Statement.
Due to the considerations discussed in greater detail below, our Board believes this proposed share increase and term extension are necessary and reasonable. At this time, we expect that these shares will be sufficient to cover awards to be granted for three to four years, depending on the factors noted in this proposal. If stockholders do not approve this proposal, the Company expects to exhaust the existing reserve of shares authorized for issuance under the Long-Term Incentive Plan in less than 12 months. Without the additional shares, the Board believes its ability to attract and retain the most qualified employees will be greatly impaired.
Importance of the Proposed Share Increase

In its determination to approve the proposed share increase and term extension, our Compensation Committee reviewed an analysis prepared by its independent compensation consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”), which included an analysis of our historic and estimated prospective share usage needs, certain burn rate metrics and the potential costs of the Long-Term Incentive Plan. Specifically, our Compensation Committee considered:
•
Depletion of Authorized Shares under the Long-Term Incentive Plan.   As of March 24, 2023, only 610,622 shares remained available for future grants under the Long-Term Incentive Plan. If the proposed share increase is not approved by our stockholders, we will be limited in granting equity awards to our employees, non-employee directors, and other eligible individuals going forward.

•
Compensation Philosophy.   The Long-Term Incentive Plan was designed to align long-term incentive compensation with the Company’s business strategies and with stockholder and investor interests, and to recruit and retain key individuals. The Board believes that providing employees with a proprietary interest in the Company’s business and, therefore, a more direct stake in its continuing welfare, will better align their interests with those of our stockholders. If the Company is limited in granting equity awards to its employees and other eligible individuals under the Long-Term Incentive Plan, this will put additional pressure to increase cash-based compensation in order to maintain appropriate compensation incentives and would work against the Company’s philosophy of aligning the interests of our employees with the interest of our stockholders.

•
Market Competitiveness.   Our strategy and future success are highly dependent on our personnel, and we have experienced and continue to experience a very competitive labor market. In order to remain competitive, equity compensation awards are an important tool in recruiting, retaining and motivating highly skilled and critical employee talent, upon whose efforts our success is dependent.

•
Estimated Equity Usage and Share Pool Duration.   Our Board considered our historic burn rate levels, disclosed in greater detail below under the heading “Historic Burn Rate,” on our estimated prospective equity usage needs for the next few years and while we cannot predict with any degree of certainty at this time our future equity grant practices, the future price of our shares or future hiring activity, we expect that based on past practice the increased share authorization under the Long-Term Incentive Plan subject to approval in this proposal will provide us with enough shares for awards for the next three to four years.
•
External Factors.   Pearl Meyer’s analysis, which is based on generally accepted evaluation methodologies, concluded that the increase in the number of shares under the Long-Term Incentive Plan is well within generally accepted standards as measured by an analysis of its cost relative to industry standards.

Historic Award Data

Outstanding Equity Awards
As of December 31, 2022, 2,203,536 shares were subject to previously-issued, unvested outstanding equity awards under the Long-Term Incentive Plan and 1,935,548 shares were available for future grant under the Long-Term Incentive Plan. Shares available for future grant under the Long-Term Incentive Plan represent approximately 0.8% of the Company’s outstanding shares of common stock as of December 31, 2022. If stockholders approve this proposal, the number authorized for issuance under the Long-Term Incentive Plan will increase by 8,000,000 shares, which will result in additional potential dilution of 3.4% to our outstanding common stock (as of December 31, 2022) (an increase from 0.8% to 4.2%).
The following table includes information regarding outstanding equity awards under the Long-Term Incentive Plan, and the total shares outstanding as of December 31, 2022 (all without giving effect to stockholder approval of this proposal). The closing market price of the Company’s common stock on December 30, 2022 (the last trading day of the year) was $5.53.
Types of Awards	Number of Shares
Options	0
Restricted Stock Awards	1,356,389
Performance-Based Restricted Stock Units	847,147
Total Awards	2,203,536
Shares of common stock outstanding as of December 31, 2022	235,829,485
Historic Burn Rate
In fiscal years 2022, 2021 and 2020, the Company granted Long-Term Incentive Plan equity awards (gross equity grants, which do not reflect the impact of cancellations) representing a total of 1,126,038 shares, 915,318 shares and 996,037 shares, respectively. These awards reflect a three-year unadjusted average burn rate of 0.45% under the Long-Term Incentive Plan.
The following table includes information on our three-year gross burn rate history:
Fiscal Year(1)	Restricted Stock Grants	PBRSUs Earned(2)	WASO(3)	Unadjusted Burn Rate
2022	925,059	200,979	235,567,179	0.48%
2021	691,241	224,077	232,887,679	0.39%
2020	996,037	—	203,599,845	0.49%

(1)
Uniti has not granted stock options since its inception.

(2)
The Company granted 425,010, 216,085, and 332,209 restricted stock units (at target) subject to performance-based vesting conditions (“PSUs”) in 2022, 2021, and 2020, respectively.

(3)
WASO means the basic weighted average common shares outstanding for each fiscal year.

Notwithstanding circumstances not currently accounted for in our projections, such as significant market value fluctuations or acquisitions, and assuming stockholder approval of this proposal, the Board and Compensation Committee expect to continue to grant awards under the Long-Term Incentive Plan consistent with the Company’s historic share utilization rate. However, the amount and timing for future grants is not currently known, and the potentially dilutive effect and historic share utilization rate described above may not be indicative of the amount and timing of future grants.
Description of Other Amendments

As discussed above, stockholders are only being asked to approve the proposed share increase and term extension of the Long-Term Incentive Plan. The Long-Term Incentive Plan, however, includes other amendments that do not require stockholder approval, including amendments to:
•
remove the Compensation Committee’s discretion to provide for the payment of dividend equivalents for option rights and appreciation rights;

•
provide that no dividend equivalents will be paid prior to the vesting of any performance units, performance shares or restricted stock units;

•
limit the types of awards that may be granted to non-employee directors and the maximum number of common shares subject to awards granted during a single calendar year to any non-employee director to not exceed a total value of $500,000 (based on the market value per share on the date of grant);

•
provide the Company with explicit authority to cancel any award, require reimbursement of any award and effect any other right of recoupment in accordance with the Company’s clawback policy; and

•
remove certain provisions related to Section 162(m) of the Code that are no longer applicable to the Long-Term Incentive Plan.

Key Features of the Long-Term Incentive Plan

The Long-Term Incentive Plan includes several features that are consistent with the interests of our stockholders and sound corporate governance practices, including the following:
•
Administration.   The Long-Term Incentive Plan is administered by the Compensation Committee, which is comprised entirely of independent non-employee directors.

•
Broad-based eligibility for equity awards.   We have granted equity awards to a broad range of our employees. By doing so, we provide a unique compensation structure that makes us an “employer of choice” and aligns employee interests with those of stockholders.

•
Stockholder approval is required for additional shares.   The Long-Term Incentive Plan does not contain an annual “evergreen” provision but instead reserves a fixed maximum number of shares for issuance; stockholder approval is required to increase that number.

•
Dilution competitive with peer set.   Overall dilution following the proposed increase in the share reserve under the Long-Term Incentive Plan will be competitive with our peer set and consistent with our philosophy of driving stockholder focused employee engagement across the Company.

•
Projected burn rate.   The rate at which we make equity grants under the Long-Term Incentive Plan is competitive with the historical practice of our peer set.

•
Exchange or repricing programs are not allowed without stockholder approval.   The Long-Term Incentive Plan prohibits exchange or repricing programs without stockholder approval.

•
One-year minimum vesting provision.   One-year minimum vesting provision such that awards granted under the Long-Term Incentive Plan may not vest or be settled, in whole or in part, prior to the one-year anniversary of the date of grant, other than in the case of the participant’s death or disability or in the event of a change in control of Uniti.

•
No liberal share recycling.   Shares withheld to pay taxes due on an award will not increase the total number of remaining shares authorized to be delivered pursuant to awards under the Long-Term Incentive Plan.

Description of the Long-Term Incentive Plan

The Long-Term Incentive Plan was first adopted in 2015 in connection with our spin-off from Windstream, then amended and restated effective March 28, 2018 and again on April 11, 2023, subject to stockholder approval (as applicable). The following description of the Long-Term Incentive Plan, as amended and restated effective April 11, 2023, is qualified in its entirety by reference to the applicable provisions in Appendix A to this Proxy Statement.
Plan Administration.   The Compensation Committee administers the Long-Term Incentive Plan, or may delegate its authority to do so as described below, except that all authority with respect to awards, or the making of awards, to non-employee directors under the Long-Term Incentive Plan rests exclusively with the Board, not with the Compensation Committee. In the Board’s sole discretion, or in the absence of the Compensation Committee, the Board may determine to administer the Long-Term Incentive Plan. The Compensation Committee, or if no committee has been appointed, the Board, may delegate administration of the Long-Term Incentive Plan to a committee or committees of one or more members of the Board. The Compensation Committee may delegate to a subcommittee any of the administrative powers the Compensation Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Long-Term Incentive Plan, as may be adopted from time to time by the Board. The Board may abolish, suspend or supersede the Compensation Committee at any time and revest in the Board the administration of the Plan. To the extent permitted under applicable law, authority to perform the following responsibilities may also be delegated by resolution to one or more officers of the Company: to (i) designate employees (other than those employees who are (A) officers or directors of the Company or (B) who beneficially own more than 10% of any class of equity security of the Company) to be recipients of awards; and (ii) determine the size of such awards. Any officer to whom such authority has been delegated must report to the Compensation Committee periodically regarding the nature and scope of awards granted pursuant to such authority.
Among other things, the Compensation Committee has the authority to:
•
construe and interpret the Long-Term Incentive Plan;

•
make rules and regulations relating to the administration of the Long-Term Incentive Plan;

•
designate eligible persons to receive awards;

•
establish the terms and conditions of awards; and

•
make all other determinations necessary or advisable for the administration of the Long-Term Incentive Plan.

Eligibility.   Officers, employees, non-employee directors and consultants of the Company or any of its subsidiaries or affiliates are eligible to receive awards under the Long-Term Incentive Plan. Non-employee directors may be granted restricted shares, restricted stock units and other share-based awards, but are not eligible to receive grants of option rights, appreciation rights, performance shares or performance units. As of December 31, 2022, there were approximately 790 employees (including five executive officers) and five non-executive directors eligible to participate in the Long-Term Incentive Plan.
Shares Authorized.   Subject to adjustment in the event of certain specified corporate events, including, without limitation, any merger, recapitalization, stock split, reorganization or similar transaction (see “Adjustments” below), the maximum aggregate number of shares available for issuance under the Long-Term Incentive Plan is currently 6,000,000 and the maximum number of shares available for issuance under the Long-Term Incentive Plan with respect to incentive stock options is 2,000,000. If this proposal is approved by our stockholders, a total of 14,000,000 shares of our common stock will be reserved for issuance pursuant to the Long-Term Incentive Plan. Shares subject to or underlying awards that expire or are cancelled or forfeited will again be available for issuance under the Long-Term Incentive Plan. Shares surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of an award are counted against the Long-Term Incentive Plan limits and will not be available for issuance in connection with future awards.
Individual Limits.   The Long-Term Incentive Plan includes the following individual limits: (i) no participant may be granted option rights and stock appreciation rights (whether granted independent of or in tandem with an option right), in the aggregate, for more than 2,000,000 shares of common stock during any calendar year, (ii) no participant may be granted performance shares, restricted shares or restricted stock units specifying management objectives (described below), in the aggregate, for more than 1,000,000 shares of common stock during any calendar year, and (iii) no participant may be granted performance units having an aggregate maximum value in excess of $5,000,000 as of their date of grant during any calendar year. The maximum number of shares of common stock subject to awards granted during a single calendar year to any non-employee director shall not exceed a total value of $500,000 (based on the market value per share on the date of grant).
Minimum Vesting Period.   Subject to any provision accelerating vesting due to death, disability or qualifying termination in connection with a change in control, awards granted under the Long-Term Incentive Plan are subject to a minimum one-year vesting period.
Types of Awards.   The Long-Term Incentive Plan provides for the grant of incentive stock options, “non-qualified” stock options, stock appreciation rights, performance units and performance shares, restricted shares, restricted stock units, and other types of incentive awards.
Options.   Option rights, including both rights that are intended to qualify as incentive stock options under Section 422 of the Code (which may be granted only to employees of the Company) and “non-qualified” stock options, provide the right to purchase shares of the Company’s common stock at a price not less than fair market value of the Company’s common stock on the date of grant (which date may not be earlier than the date that the Compensation Committee takes action with respect thereto). No option rights may be exercised more than ten years from the date of grant. Each grant must specify the period of continuous employment that is necessary before the option rights become exercisable, and may provide for the earlier exercise of such option rights in the event of the retirement, death or disability of the recipient, or other similar event as approved by the Compensation Committee. The option price is payable at the time of exercise (i) in cash, (ii) by the transfer to the Company of nonforfeitable, unrestricted shares of the Company’s common stock that are already owned by the recipient and have a value at the time of exercise equal to the option price, (iii) with any other legal consideration that the Compensation Committee may deem appropriate or (iv) by any combination of the foregoing methods of payment. Any grant of option rights may provide for deferred payment of the option price from the proceeds of sale through a broker on the date of exercise of some or all of the shares of the Company’s common stock to which the exercise relates, or the payment of the option price in installments, subject to compliance with applicable law. Any grant of option rights may specify management objectives that must be achieved as a condition to exercise such rights. Successive grants may be made to the same recipient regardless of whether option rights previously granted to him or her remain unexercised.
Stock Appreciation Rights.   Stock appreciation rights (SARs) represent the right to receive from the Company an amount, determined by the Compensation Committee and expressed as a percentage not exceeding 100 percent, of the difference between the base price established for such SARs (not less than the fair market value per share of the Company’s common stock on the date of grant) and the market value of the common stock on the date the SARs are exercised. SARs can be tandem (granted with option rights to provide an alternative to exercise of the option rights) or free-standing. Tandem SARs may only be exercised at a time when the related option right is exercisable and the spread is positive, and requires that the related option right be surrendered for cancellation. Free-standing SARs may not be exercisable more than ten years from the date of grant. Any grant of SARs may specify that the amount payable by the Company on exercise of the appreciation right may be paid in cash, in shares of the Company’s common stock or in any combination thereof, and may either grant to the recipient or retain in the Compensation Committee the right to elect among those alternatives. Each grant must specify the period of continuous employment that is necessary before the SARs become exercisable, and may provide for the earlier exercise of such SARs in the event of the retirement, death or disability of the recipient, or other similar event approved by the Compensation Committee. Any grant of SARs may specify management objectives (as described below) that must be achieved as a condition to exercise such rights.
Performance Shares and Performance Units.   A performance share is the equivalent of one share of the Company’s common stock and a performance unit is the equivalent of $1.00. The recipient of such a performance award will be given one or more management objectives to meet within a specified period. A minimum level of acceptable achievement will also be established by the Compensation Committee. If by the end of the performance period, the specified management objectives have been achieved, then the recipient will be deemed to have fully earned the performance shares or performance units. If the management objectives have not been achieved, but a predetermined minimum level of acceptable achievement has been attained, then the recipient will be deemed to have partly earned the performance shares or performance units in accordance with a predetermined formula. To the extent earned, the performance shares or performance units will be paid to the recipient at the time and in the manner determined by the Compensation Committee in cash, shares of the Company’s common stock or any combination thereof. The grant may provide for the payment of dividend equivalents thereon in cash or in shares of the Company’s common stock on a current, deferred or contingent basis. Notwithstanding the foregoing, in no event shall dividend equivalents be paid prior to the vesting of the underlying award. The grant may also provide for the earlier termination of the performance period in the event of a change in control of the Company, the retirement, death or disability of the recipient, or other similar transaction or event approved by the Compensation Committee.
Restricted Shares.   Restricted shares constitute an immediate transfer of ownership of a specified number of shares of the Company’s common stock to the recipient in consideration of the performance of services. Unless otherwise determined by the Compensation Committee, upon grant, the recipient becomes entitled to voting, dividend and other ownership rights in shares of the Company’s common stock. The transfer may be made with or without the payment of additional consideration by the recipient. Restricted shares must be subject to a “substantial risk of forfeiture,” within the meaning of Section 83 of the Code, for a period determined by the Compensation Committee on the date of the grant, and may provide for the earlier termination of the forfeiture provisions in the event of the retirement, death or disability of the recipient, or other similar event approved by the Compensation Committee. In order to enforce these forfeiture provisions, the transferability of restricted shares is restricted for the period during which such forfeiture provisions apply. Any grant of restricted shares may specify management objectives which, if achieved, will result in the early termination of the restrictions applicable to such shares. Any such grant may also specify in respect of such specified management objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of restricted shares on which restrictions will terminate if performance is at or above the minimum level, but below full achievement of the specified management objectives.

Restricted Stock Units.   Restricted stock units constitute an agreement to issue or deliver shares of the Company’s common stock, pay an amount in cash, or a combination of the two, to the recipient in the future in consideration of the performance of services over a specified period, subject to the conditions established by the Compensation Committee. During the restriction period the recipient may not transfer any rights under his or her award and has no right to vote or receive dividends on the shares of the Company’s common stock covered by the restricted stock units, unless the Compensation Committee otherwise authorizes the payment of dividend equivalents with respect to the restricted stock units, in cash or shares of Company’s common stock, on a current, deferred or contingent basis. Notwithstanding the foregoing, in no event shall dividend equivalents be paid prior to the vesting of the underlying award. The Compensation Committee must fix a restriction period at the time of grant, and may provide for the earlier termination of the restriction period in the event of the retirement, death or disability of the recipient, or other similar event approved by the Compensation Committee. Awards of restricted stock units may be made without additional consideration or in consideration of a payment by the recipient that is less than the fair market value per share of the Company’s common stock on the date of grant. Any grant of restricted stock units may specify management objectives which, if achieved, will result in the early termination of the restrictions applicable to such restricted stock units. Any such grant may also specify in respect of such specified management objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of restricted shares on which restrictions will terminate if performance is at or above the minimum level, but below full achievement, of the specified management objectives.
Other Awards.   Subject to applicable law, the Compensation Committee may, on such terms and conditions as it determines, grant to officers and other key employees of the Company and its subsidiaries and affiliates other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of the Company’s common stock or factors that may influence the value of such shares (including, without limitation, convertible or exchangeable debt securities or other securities, purchase rights for shares of the Company’s common stock, or awards with value and payment contingent upon performance of the Company or its subsidiaries or affiliates or other factors determined by the Compensation Committee). Shares of the Company’s common stock issued or delivered pursuant to these types of awards will be purchased for such consideration, by such methods and in such forms as the Compensation Committee determines. Cash awards, as an element of or supplement to any other award granted under the Long-Term Incentive Plan, may also be granted. The Compensation Committee may also grant shares of the Company’s common stock as a bonus, or may grant other awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Long-Term Incentive Plan or under other plans or compensatory arrangements, subject to such terms as are determined by the Compensation Committee.
Management Objectives/Performance Criteria.   For purposes of awards of performance shares and performance unit, and for awards of stock options, stock appreciation rights, restricted shares, restricted stock units and other awards made subject to the achievement of certain performance criteria, the Compensation Committee will establish “management objectives.” Management objectives may be described in terms of either company-wide objectives or objectives that are related to the performance of the individual participant, or of the affiliate, subsidiary, division, department, region or function within the Company, affiliate or subsidiary in which the participant is employed and may be made relative to the performance of other companies. If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances (including those events and circumstances described in Section 12 of the Long-Term Incentive Plan) render the Management Objectives unsuitable, the Compensation Committee may, at its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable.
Change in Control.   The Compensation Committee may provide, in an evidence of award or other award agreement, for the accelerated vesting of award(s) made under the Plan in the event of a change in control of the Company, or other similar transaction as approved by the Compensation Committee; provided that, except with respect to performance shares and performance units as described above, no award will vest or become exercisable early solely as a result of a change in control of the Company.

Adjustments.   The Compensation Committee shall make or provide for such adjustments in the numbers of shares of common stock covered by outstanding option rights, stock appreciation rights, performance shares, restricted stock units and other share-based awards, in the option price and base price provided in outstanding options and stock appreciation rights, and in the kind of shares covered thereby, as the Compensation Committee in its discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of participants that would otherwise result from: (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure; (ii) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Compensation Committee may provide in substitution for any or all of the outstanding awards under the Long-Term Incentive Plan such alternative consideration (or no consideration) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. The Compensation Committee may also make or provide for such adjustments in the number of shares available under the Long-Term Incentive Plan, the various sub-limits described above, the number of shares and price per share applicable to any outstanding award, and other share limitations contained in the Long-Term Incentive Plan as the Compensation Committee may determine to reflect any transaction or event described above.
Amendments and Miscellaneous.   The Long-Term Incentive Plan may be amended by the Board, but any amendment that must be approved by the Company’s stockholders in order to comply with applicable laws or stock exchange rules will not be effective unless and until such approval has been obtained. The Board may amend the Long-Term Incentive Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws and regulations, or in the interpretation of such laws and regulations.
Where the Compensation Committee has established conditions to the exercisability or retention of certain awards, the Long-Term Incentive Plan allows the Compensation Committee to take action in its discretion at or after the date of grant to adjust such conditions in certain circumstances, including in the case of the death, disability or retirement of a participant.
Except with respect to adjustments made in connection with a corporate transaction (see “Adjustments” above) neither the Board nor the Compensation Committee may, without the further approval of the Company’s stockholders, authorize the amendment of any outstanding option right or appreciation right to reduce the option price or base price. Furthermore, without further approval of the stockholders of the Company (i) no option right or appreciation right may be cancelled and replaced with award(s) having a lower option price or base price, respectively, (ii) no option or appreciation right shall be cancelled in exchange for cash if the per share option price or per share base price exceeds the market value per share on the date of such cancellation and (iii) there shall be no cancellation of “underwater” option rights in exchange for other awards under the Long-Term Incentive Plan.
To the extent consistent with Section 409A of the Code, the Compensation Committee may permit participants to elect to defer the issuance or delivery of shares of common stock or the settlement of awards in cash under the Long-Term Incentive Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Long-Term Incentive Plan. The Compensation Committee also may provide that deferred issuances or deliveries and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.
The Compensation Committee may provide for special terms for awards to participants who are foreign nationals or who are employed by the Company or any of its affiliates or subsidiaries outside of the United States of America as the Compensation Committee may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom; provided that no such special terms may include provisions that are inconsistent with the terms of the Long-Term Incentive Plan, unless the Board could have amended the Long-Term Incentive Plan to eliminate such inconsistency(ies) without obtaining stockholder approval.

Termination.   The Long-Term Incentive Plan has a term of 10 years from the date of its approval by the Board in 2015, and no awards may be made under the Long-Term Incentive Plan following the expiration of such 10-year period. If this proposal is approved by our stockholders, the term will be extended for an additional 10 years. Notwithstanding the expiration of the Long-Term Incentive Plan, all grants made on or prior to the expiration of the Long-Term Incentive Plan will remain in effect thereafter in accordance with their terms and the terms of the Long-Term Incentive Plan.
New Plan Benefits

Future awards under the Long-Term Incentive Plan are made at the discretion of the Compensation Committee and/or the Board. Therefore, at this time, the benefits that may be received by any participant or group of participants under the Long-Term Incentive Plan if our stockholders approve this proposal cannot be precisely determined. Please refer to the “Executive Compensation — Grants of Plan-Based Awards” table on page 43 below, however, which provides information on the grants made to the named executive officers in 2022 pursuant to the Long-Term Incentive Plan, and to the “Director Compensation” table on page 12 above, which provides information on grants made to our non-employee directors in the last fiscal year pursuant to the Long-Term Incentive Plan. In addition, the table immediately below reflects equity-based awards granted to our current executive officers as a group (“Executive Group”), all current non-executive officer employees as a group (“Employee Group”), and all directors as a group (“Director Group”) in 2022 pursuant to the Long-Term Incentive Plan. Only restricted stock and PBRSUs were issued under the Long-Term Incentive Plan in 2022.
	Number of Shares of Restricted Stock	Dollar Value ($)(1)	Number of PBRSUs	Dollar Value ($)(1)
Executive Group (5 persons)	214,033	$2,360,784	321,237	$4,632,238
Employee Group	635,339	$6,905,371	103,773	$1,496,407
Director Group	75,687	$836,507	—	$—

(1)
The amounts reflect the grant date fair value of RSUs and PBRSUs.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table contains information about our equity compensation plan as of December 31, 2022:
EQUITY COMPENSATION PLAN INFORMATION
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	—	3,610,669(1)
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	3,610,669

(1)
Amount includes 1,935,548 shares available for issuance under the Uniti Group Inc. 2015 Equity Incentive Plan and 1,675,121 shares under the Uniti Group Inc. Employee Stock Purchase Plan.

BOARD RECOMMENDATION
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 2.
PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” PROPOSAL NO. 2 UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our common stock, as of March 24, 2023, by:
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our directors (all of whom are director nominees, with the exception of Mr. Solomon);

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our named executive officers;

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all of our current directors and executive officers as a group; and

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each other person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

The percentages in the tables below are based on 238,585,053 shares of common stock outstanding as of March 24, 2023. The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest. Except as otherwise noted, the persons and entities listed in the table below have sole voting and investing power with respect to all of the shares of our common stock they beneficially own subject to community property laws where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Uniti Group Inc., 2101 Riverfront Drive, Suite A, Little Rock, Arkansas 72202.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Shares of Common Stock Beneficially Owned
Jennifer S. Banner	115,487	*
Scott G. Bruce	139,883	*
Paul Bullington	241,200	*
Francis X. (“Skip”) Frantz	264,789 (1)	*
Michael Friloux	121,552	*
Kenneth A. Gunderman	1,372,596	*
Daniel L. Heard	241,823	*
Carmen Perez-Carlton	93,748	*
David L. Solomon	86,884	*
All current directors and executive officers as a group (ten persons)	2,862,712	*
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	38,272,931 (2)	16.04%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	38,923,690 (3)	16.31%

*
Indicates less than 1%.

(1)
Includes 140 shares held in trust for the benefit of Mr. Frantz’s spouse and children. Mr. Frantz’s spouse is the trustee of the trust. These shares are deemed beneficially owned under SEC rules, but Mr. Frantz disclaims beneficial ownership.

(2)
Based solely upon the information contained in a Schedule 13G/A filed on February 9, 2023. According to that Schedule 13G/A, The Vanguard Group has no sole voting power over any of the reported shares, shared voting power over 279,039 of the reported shares, sole dispositive power over 37,757,972 of the reported shares, and shared dispositive power over 514,959 of the reported shares.

(3)
Based solely upon the information contained in a Schedule 13G/A filed on January 30, 2023. According to that Schedule 13G/A, Blackrock, Inc. has sole voting power over 38,411,337 of the reported shares, no shared voting power or shared dispositive power with respect to any reported shares, and sole dispositive power over all of the reported shares.

AUDIT COMMITTEE REPORT
The primary purposes of the Audit Committee are to oversee on behalf of the Board: (i) the Company’s accounting and financial reporting processes and the integrity of its financial statements; (ii) the audits of the Company’s financial statements and the appointment, compensation, qualifications, independence and performance of the Company’s independent auditors; (iii) the Company’s compliance with legal and regulatory requirements; and (iv) the performance of the Company’s internal audit function, if any, internal accounting controls, disclosure controls and procedures and internal control over financial reporting. The Audit Committee also manages the Company’s relationship with its independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.
The Company’s independent registered public accounting firm for the year ended December 31, 2022, KPMG LLP (“KPMG”), was responsible for performing an independent audit of the Company’s financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles. The Audit Committee’s responsibility is to supervise and review these processes.
In this context, the Audit Committee hereby reports as follows:
1.
The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.

2.
The Audit Committee has discussed with KPMG the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”).

3.
The Audit Committee has received from KPMG the written disclosures and the letter required by the applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG its independence and considered the compatibility of non-audit services with KPMG’s independence.

4.
Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the Securities and Exchange Commission.

The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.
AUDIT COMMITTEE:
Carmen Perez-Carlton, Chair
Jennifer S. Banner
Scott G. Bruce
David L. Solomon

EXECUTIVE OFFICERS OF THE COMPANY
Set forth below is biographical information with respect to each current executive officer of the Company. In addition to the executive officers listed below, Mr. Gunderman, who also serves as a director of the Company, is an executive officer of the Company. Biographical information regarding Mr. Gunderman is available above under “Proposal No. 1 — Election of Directors.”
Daniel L. Heard, age 48, has served as the Executive Vice President — General Counsel and Secretary (or General Counsel) of Uniti since April 1, 2015. Prior to joining Uniti, he was a partner in the law offices of Kutak Rock LLP. Mr. Heard joined Kutak Rock LLP in 2000, where he represented public companies in corporate, securities and merger and acquisition transactions. His clients comprised a wide range of industries, including telecommunications, information technology and food processing. Mr. Heard has more than 22 years’ experience in negotiating, structuring and consummating mergers and acquisitions, public offerings of debt and equity securities and other corporate finance transactions. Mr. Heard graduated from the William H. Bowen School of Law at the University of Arkansas at Little Rock and has a Bachelor of Arts from the University of Central Arkansas. Mr. Heard is responsible for the Company’s legal affairs and corporate governance.
Paul Bullington, age 51, has served as the Senior Vice President — Chief Financial Officer and Treasurer of Uniti since September 9, 2021. Prior to that appointment, Mr. Bullington served as the Company’s Senior Vice President of Strategic Operations of Uniti Fiber. Mr. Bullington joined the Company in connection with its acquisition of Southern Light, LLC (“Southern Light”) on July 3, 2017. Prior to joining the Company, Mr. Bullington served as the Chief Financial Officer of Southern Light, which he joined in March 2001, until it was acquired by the Company. Mr. Bullington holds a Bachelor of Science degree from Birmingham-Southern College and an MBA from The University of Chicago Booth School of Business.
Michael Friloux, age 58, has served as the Company’s Executive Vice President — Chief Technology Officer of the Company since February 24, 2022, previously serving as Senior Vice President and Chief Technology Officer since he joined the Company. Mr. Friloux joined the Company in 2016 in connection with the Company’s acquisition of PEG Bandwidth, LLC, of which Mr. Friloux served as President and Chief Executive Officer. Mr. Friloux holders a Bachelor of Science from Oklahoma State University.
Ronald J. Mudry, age 61, has served as Senior Vice President & Chief Revenue Officer of the Company since April 1, 2018, previously serving as Executive Vice President — Fiber Operations since Uniti’s acquisition of Tower Cloud, Inc. on August 31, 2016. Prior to the acquisition, Mr. Mudry served as chief executive officer and president of Tower Cloud, which he founded in 2006. Prior to his time with Tower Cloud, Mr. Mudry founded Progress Telecom (formed in 1998) and before that spent 15 years with GTE Corporation (now Verizon) where he held key management positions in finance, sales and marketing, international operations, treasury, strategic planning, and mergers and acquisitions. Mr. Mudry serves on the Board of Directors and Executive Committee of INCOMPAS, a telecommunications industry association. Mr. Mudry holds a bachelor’s degree in finance from the University of Michigan and an MBA from the University of Tampa.

EXECUTIVE COMPENSATION
Compensation Discussion & Analysis

This Compensation Discussion & Analysis describes our current executive compensation program and provides information regarding the compensation paid to our named executive officers (or NEOs) in 2022, who were:
•
Kenneth A. Gunderman, President and Chief Executive Officer;

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Paul Bullington, Senior Vice President — Chief Financial Officer and Treasurer;

•
Daniel L. Heard, Executive Vice President — General Counsel and Secretary; and

•
Michael Friloux, Executive Vice President — Chief Technology Officer.

Compensation Philosophy

Our current compensation program includes annual base salaries, annual short-term cash incentive opportunities, and long-term equity awards. Our executive compensation program is intended to support the following objectives:
•
align pay with performance through the use of variable incentives (84% variable for CEO and 71.4% variable for CFO, General Counsel and CTO in our 2022 annual compensation program);

•
reinforce key business objectives in support of long-term value creation;

•
align management’s interests with the long-term interests of our stockholders;

•
provide compensation and incentives at or near the 50th percentile of market data provided by our compensation consultant; and

•
discourage excessive risk taking.

To further these objectives, we adhere to the following compensation and corporate governance practices:
What We Do:	What We Don’t Do:
Align pay with performance by linking a substantial portion of compensation to the achievement of predefined performance metrics	Do NOT provide tax gross-ups in any circumstance
Retain an independent compensation consultant	Do NOT provide excessive perquisites for executives
Require compliance with stock ownership guidelines for executives and non-employee directors	Do NOT provide guaranteed bonuses
Include double-trigger change-in-control provisions in equity awards	Do NOT provide discount stock options or stock appreciation rights
Place caps on incentive award opportunities and conduct an annual risk assessment	Do NOT pay dividends on performance-based restricted stock units prior to vesting
Maintain a clawback policy	Do NOT add back to our equity compensation plan reserves any shares tendered as payment for shares withheld for taxes

How We Structured the 2022 Compensation Program

Compensation Committee.   Our Compensation Committee is currently comprised of Messrs. Bruce (Chair), Solomon and Frantz. Our Board of Directors has determined that each member of the Compensation Committee is an independent director under Nasdaq listing standards and a “non-employee director” for purposes of Section 16 of the Securities Exchange Act of 1934.
The Compensation Committee oversees and administers our compensation programs, plans and awards for Uniti’s directors and executive officers and is primarily responsible for reviewing and approving (or recommending to the Board of Directors for approval) our compensation policies and the compensation paid to our executive officers. The Compensation Committee’s responsibilities are set forth in its written charter that is available on our website at www.uniti.com under the “About Us — Corporate Governance” tab.
With respect to our 2022 compensation program, the Compensation Committee reviewed and approved the compensation opportunities for Messrs. Gunderman, Bullington, Heard and Friloux with input from its independent compensation consultant, Pearl Meyer. In approving such compensation, the Compensation Committee focused on a number of metrics to evaluate our performance, in addition to elements of strategic performance, as discussed below.
Management.   Our CEO provides performance context and recommendations based on the analysis supplied by Pearl Meyer regarding the compensation arrangements for the NEOs, other than himself. While the Compensation Committee values the judgment and input from the CEO, and considers his recommendations, the Compensation Committee ultimately retains sole discretion to approve the compensation packages for each executive officer.
Independent Consultant.   The Compensation Committee has the authority to retain and terminate any compensation consultant, legal counsel or other adviser as it determines appropriate to assist it in the performance of its responsibilities and to approve such consultant’s fees and other retention terms. It is the policy of the Compensation Committee that the compensation consultant should not perform any services for us other than services as a consultant to the Compensation Committee.
The Compensation Committee engaged Pearl Meyer to assist in the review and design of our 2022 executive compensation program after considering its experience in assisting both telecommunications companies and other REITs in designing competitive, well-balanced compensation programs that align the interests of management and stockholders. Pearl Meyer assisted the Compensation Committee in reviewing the Company’s existing short- and long-term compensation programs and structuring awards under such programs, provided data on current compensation “best practices” and trends in the REIT industry, and assisted with a review of the Company’s peer group for use in structuring our 2022 executive compensation program. A description of the process and rationale utilized for selecting our 2022 peer group is described below.
Pearl Meyer reports directly to the Compensation Committee and regularly participates in committee meetings. Prior to engagement, the Compensation Committee reviewed the independence of Pearl Meyer pursuant to the applicable SEC rules and concluded no conflict of interest exists that would preclude Pearl Meyer from serving as an independent advisor to the Compensation Committee.
Competitive Market Analysis; Formulation of Peer Group.   In designing our 2022 executive compensation program, the Compensation Committee, with the assistance of Pearl Meyer and senior management, gathered and reviewed information about the compensation program and processes of other publicly traded REITs (the “Peer Group”). In selecting the Peer Group, the Compensation Committee and Pearl Meyer considered many factors, focusing particularly on REITs with comparable revenues and enterprise values to Uniti and net-lease REITs that focus on unique market segments or niches and/or employ a similar business model to Uniti. Management assisted Pearl Meyer and the Compensation

Committee in the process by providing additional REIT-industry insight. Applying these criteria, Pearl Meyer recommended, and the Compensation Committee approved, inclusion of the following companies in the Peer Group:
Peer Group for Evaluating Fiscal 2022 Executive Compensation
Acadia Realty Trust	Healthcare Realty Trust Incorporated
American Tower Corporation	Hudson Pacific Properties, Inc.
Consolidated Communications Holdings, Inc.	Iron Mountain Incorporated
CoreSite Realty Corp.	Lumen Technologies, Inc.
Crown Castle Inc.	National Retail Properties, Inc.
CyrusOne, Inc.	Omega Healthcare Investors, Inc.
Digital Realty Trust, Inc.	Retail Properties of America, Inc.
EPR Properties	SBA Communications Corporation
Equinix, Inc.	Spirit Realty Capital, Inc.
Gaming & Leisure Properties, Inc.
To determine pay levels for 2022, the Compensation Committee decided to adjust the peer group in the fall of 2021 to better align to Uniti’s size (Enterprise Value and FFO) at the time of adoption and reflect broader coverage of both the REIT and telecommunications sectors.
To provide additional perspective, the Compensation Committee also reviews, with the assistance of Pearl Meyer, pay levels for comparable positions within the broader REIT industry, as reported in the NAREIT Compensation Survey. Peer Group compensation data and data for size-appropriate companies collected from the NAREIT survey were blended to create composite market values for each position (the “Market Data”). In determining appropriate pay opportunities for our NEOs, the Compensation Committee also considers a variety of other factors in addition to the Market Data, such as each executive’s qualifications, responsibilities, past performance and expected future contributions.
2022 Target Total Direct Compensation.   In designing our 2022 executive compensation program, the Compensation Committee reviewed each NEO’s base salary, annual target cash incentives and annual target long-term incentives (which we refer to as “Target Total Direct Compensation”) against the Market Data, targeting such compensation at or near the 50th percentile.
The Target Total Direct Compensation of Messrs. Gunderman, Bullington, Heard and Friloux in 2022 were as follows:
Name	Target Total Direct Compensation
Kenneth A. Gunderman	$4,531,250
Paul Bullington	$1,540,000
Daniel L. Heard	$1,400,000
Michael Friloux	$1,137,500
Target Total Direct Compensation set forth above for Messrs. Gunderman, Bullington, Heard and Friloux is positioned at or below the 50th percentile to reflect our size relative to the Market Data on both an individual role basis as well as for the entire NEO group.
Compensation Mix.   Because of the ability of executive officers to directly influence the overall performance of the Company, and consistent with our philosophy of linking pay to performance, it is our goal to allocate a significant portion of compensation paid to our executive officers to performance-based, short- and long-term incentive programs. In addition, as an executive officer’s responsibility and ability to affect financial results of the Company increase, base salary will become a smaller component of total compensation and long-term, equity-based compensation will become a larger component of total compensation, further aligning the executive officer’s interests with those of the Company and its stockholders. The following charts illustrate the mix of Target Total Direct Compensation for Messrs. Gunderman, Bullington, Heard and Friloux based on compensation opportunities provided in fiscal year 2022.
Target Pay Mix for Mr. Gunderman	Target Pay Mix for Messrs. Bullington, Heard and Friloux

Variable pay represents 84% of Target Total Direct Compensation for Mr. Gunderman and 71.4% for Messrs. Bullington, Heard and Friloux.
Results of Stockholder Advisory Vote on Executive Compensation.   At the 2022 annual meeting of stockholders, we held our annual “say-on-pay” vote pursuant to which stockholders were given the opportunity to approve the compensation of the Company’s NEOs. Approximately 95% of votes cast on the proposal were in favor of our executive compensation. In light of this strong support, the Compensation Committee decided to maintain the core design of our compensation program for 2022. The Compensation Committee plans to evaluate and consider the outcome of each annual advisory vote on executive compensation, in addition to various other factors, when making future compensation decisions.
Elements of 2022 Compensation

The Company’s executive compensation program consists of:
•
annual base salary;

•
annual performance incentive payments; and

•
equity-based compensation.

Annual Base Salaries.   Base salaries for the NEOs were initially established in connection with their hiring based on the executive’s position, responsibilities, personal expertise and experience, internal pay equity, and the Market Data. The Compensation Committee views base salary as the fixed compensation necessary to attract and retain qualified executives and to provide a reasonable base level of compensation for the executives’ ongoing performance throughout the year. Annual base salaries are a key component of an NEO’s total compensation as both short- and long-term incentive payments are calculated as a multiple of base salary. The executive officers’ base salaries are subject to annual review and adjustment to ensure that an NEO’s Target Total Direct Compensation is at or near the 50th percentile of the Market Data. As an executive’s responsibilities and ability to affect the financial results of the Company increase, base salary becomes a smaller component of total compensation and long-term, equity-based compensation becomes a larger component, further aligning the executive’s interests with those of our stockholders.

The following table sets forth the base salaries for the NEOs for 2021 and 2022. As illustrated, the Compensation Committee elected to make no base salary adjustments in 2022 for those executive officers that were NEOs in 2021.
Name	2021 Base Salary		2022 Base Salary
Kenneth A. Gunderman		$725,000	$725,000
Paul Bullington		$440,000	$440,000
Daniel L. Heard		$400,000	$400,000
Michael Friloux	$	N/A	$325,000
Short-Term Incentives.   The Company maintains the Uniti Group Inc. Annual Short-Term Incentive Plan (the “Plan”), which permits the Compensation Committee to award and pay cash bonuses to officers, employees and consultants of the Company or any of its subsidiaries or affiliates. The Plan is designed to motivate, attract and retain qualified officers, consultants and other key employees and to promote the alignment of such persons’ interests with those of the Company’s stockholders. The Plan provides the Compensation Committee authority to construe and interpret the Plan, make rules and regulations relating to the administration of the Plan, designate eligible persons to receive awards, establish the terms and conditions of the awards, select performance criteria and goals for awards and determine if and to what extent such goals have been satisfied and make all other determinations necessary or advisable for the administration of the Plan.
2022 Cash Incentive Opportunities.   In February 2022, the Compensation Committee approved award opportunities under the Plan for our executive officers, payable upon the attainment of certain company-wide performance goals during 2022 (the “2022 STIP”). The following table sets forth the target cash incentive opportunities for the NEOs under the 2022 STIP and reflect no change from 2021 target percentages for those executive officers that were NEOs in 2021:
	Target Cash Incentive(1)
Name	% of Base Salary	Amount
Kenneth A. Gunderman	150%	$1,087,500
Paul Bullington	100%	$440,000
Daniel L. Heard	100%	$400,000
Michael Friloux	100%	$325,000

(1)
No payout is earned under the 2022 STIP for below-threshold performance. The threshold and maximum incentive opportunities for each NEO under the 2022 STIP (expressed as a percentage of base salary) are as follows:

	Threshold	Maximum
Kenneth A. Gunderman	75%	225%
Paul Bullington	50%	150%
Daniel L. Heard	50%	150%
Michael Friloux	50%	150%
The Compensation Committee set the award opportunities for Messrs. Gunderman, Bullington, Heard and Friloux with the goal of maintaining Target Total Direct Compensation at the median of the Market Data. Mr. Gunderman’s award opportunities are greater than the other NEOs in light of his role and responsibility as CEO and his greater ability to affect financial results of the Company relative to the other NEOs.

Awards under the 2022 STIP were based on company-wide financial performance measures as discussed in greater detail below. The Compensation Committee selected the specific financial measures because they are each consistent with Uniti’s overall strategy and are among the most important and closely followed measures of our performance by the investing community and our stockholders. Each NEO has threshold, target and maximum cash incentive opportunities that are aligned with threshold, target and maximum performance outcomes, with linear interpolation between the specified levels. The Compensation Committee utilized the following quantitative measures of Company financial performance in the 2022 STIP:
Performance Measure	Weighting	Description
Consolidated Adjusted Funds From Operations (“AFFO”)	25%
		Represents consolidated funds from operations, adjusted to exclude the impact of certain non-cash revenues and expenses, capital markets and merger and acquisition transactions and similar items, for the year ended December 31, 2022 as publicly reported. A reconciliation of Consolidated AFFO to net income is included in Appendix B to this Proxy Statement.
Capital Expenditures	15%	Represents non-Growth Capital Improvement net capital expenditures measured on a cash basis based on pre-approved costs as part of annual operating plan for existing and anticipated new business (i.e., contractual, maintenance, special projects, etc.), provided that capital projects not contemplated in the annual operating plan may be adjusted in final metric evaluation.
Consolidated Bookings	15%	New monthly recurring revenue bookings across all product lines.
Consolidated Installations	15%	New monthly recurring revenue from new service installations, excluding bandwidth upgrades.
Consolidated SG&A	30%	Represents selling, general, and administrative expenses across entire company, excluding stock-based compensation expense.
The table below sets forth the performance goal levels, as well as actual results, for each performance measure described above:
Performance Measures	Threshold	Target	Maximum	Actual Results
Consolidated AFFO	$442.3M	$449.0M	$455.7M	$455.1M
Capital Expenditures	$171.4M	$155.8M	$140.2M	$168.1M
Consolidated Bookings	$2.9M	$3.3M	$3.7M	$3.6M
Consolidated Installations	$2.7M	$3.3M	$3.9M	$3.3M
Consolidated SG&A	$95.0M	$90.5M	$86.0M	$88.2M
2022 Payouts.   For 2022, each NEO earned a performance-based cash award based on the weighted achievement of corporate financial measures. As reflected in the table above, the Company exceeded the target performance goals for Consolidated AFFO, Consolidated Bookings and Consolidated SG&A, met its target performance goal for Consolidated Installations and exceeded its threshold performance goal for Capital Expenditures. Based on such performance, the following table shows the actual payouts to the NEOs under the 2022 STIP:
Name	Actual Payout	% of Target Cash Incentive Opportunity
Kenneth A. Gunderman	$1,305,000	120%
Paul Bullington	$528,000	120%
Daniel L. Heard	$480,000	120%
Michael Friloux	$390,000	120%
Equity-Based Compensation.   The Uniti Group Inc. 2015 Equity Incentive Plan, as amended and restated effective April 11, 2023 (the “Long-Term Incentive Plan”), permits us to make grants of equity awards to our employees, including our executive officers. We make equity grants to our executive officers as part of our annual compensation program to align their long-term interests with that of our stockholders and to maintain the competitiveness of our total compensation package. As noted later in this CD&A, our NEOs are subject to robust stock ownership guidelines to reinforce a focus on long-term shareholder value creation. It is the Compensation Committee’s policy to review and grant all annual equity compensation awards to directors, executive officers, and all other eligible employees at its first regularly scheduled meeting of each year, which it expects to occur in February of each year, with each such grant based on the average closing price of our common stock as reported on Nasdaq for the 20 trading days prior to the grant date.
During 2022, we granted time-based restricted stock and performance-based restricted stock units (PBRSUs) to our executive officers. Holders of time-based restricted stock are entitled to dividends when paid by the Company and PBRSUs accrue a dividend equivalent that is paid in cash when and solely to the extent that the underlying PBRSUs vest. The Compensation Committee believes restricted stock and PBRSUs are a more meaningful tool for compensating our executive officers as compared to stock options because the value of our stock, as is the case with other REITs, is principally determined by its dividend yield relative to market interest rates rather than by its potential for capital appreciation. Because the incentive value of stock options is tied to future appreciation in stock price and because the high dividend rate of REIT stocks tends to diminish the potential future appreciation in the price of such stocks, the Compensation Committee believes stock options may not provide appropriate incentives for management. The Compensation Committee also views restricted stock and PBRSUs as being more effective in managing equity plan dilution.
During 2022, we made equity grants to Messrs. Gunderman, Bullington, Heard and Friloux, of which (i) 50% was in the form of PBRSUs that are eligible for vesting in February 23, 2025 if we meet specified relative total shareholder return (“TSR”) performance goals, as further described below, and (ii) 50% was in the form of time-based restricted stock that vests in three equal installments on February 23 of each year, beginning on February 23, 2023. The target value of the equity awards granted to our NEOs in 2022 was as follows:
Name	Target Value of Restricted Shares and PBRSUs ($)
Kenneth A. Gunderman	$2,718,750
Paul Bullington	$660,000
Daniel L. Heard	$600,000
Michael Friloux	$487,500
The actual amount of the PBRSUs granted in 2022 that may be earned and become vested will be between 0% and 200% of the target amount, depending on our achievement of relative TSR over a three-year period from February 23, 2022 to February 23, 2025 as compared to the TSR of a select group of publicly traded companies set forth below (the “TSR Comparator Group”) for the same period. In 2022, the Company shifted from two comparator groups (REIT and Telecom) to one comparator group to better reflect our current compensation peer group and due to the ongoing consolidation in the telecom sector. In establishing the 2022 TSR comparator group, most companies were retained from the previously used REIT and Telecom groups, but two additional companies were added (Equinix and Iron Mountain). Specifically, the metrics for the three-year performance cycle ending February 24, 2025 are:
Performance Criteria	Below Threshold	Threshold	Target	Maximum
TSR position within the TSR Comparator Group	<33rd percentile	33rd percentile	50th percentile	>75th percentile
Payout Opportunity	0% of Target	50% of Target	100% of Target	200% of Target

(1)
The TSR Comparator Group is comprised of the following companies: Acadia Realty Trust, American Tower Corporation, Consolidated Communications Holdings, Inc., Crown Castle, Inc., CyrusOne, Inc. Digital Realty Trust, Inc., EPR Properties, Equinix, Inc., Gaming and Leisure Properties, Inc., Healthcare Realty Trust Incorporated, Hudson Pacific Properties, Inc., Iron Mountain Incorporated, Lumen Technologies, Inc., National Retail Properties, Inc., Omega Healthcare Investors, Inc., SBA Communications Corporation, Spirit Realty Capital, Inc.

Threshold, target and maximum performance result in the executive officers earning 50%, 100% or 200% of the target number of PBRSUs associated with each component, with linear interpolation between specified levels. No performance shares are earned for below-threshold performance, and payout is capped at 200% of target even if performance exceeds the maximum goal.
The number of time-based restricted shares and PBRSUs granted during 2022 were both based on the average closing price of our common stock as reported on Nasdaq for the 20 trading days prior to the grant date. Under SEC rules, for purposes of this Proxy Statement we are required to value these awards using different calculations in the compensation tables following this CD&A. For ease of reference, the table below reconciles the values of these awards from the amount reported in this CD&A to the amounts reported in the compensation tables.
Name	Award Amount (at target level)	Grant Date Fair Value (as reported in the Summary Compensation Table)
Kenneth A. Gunderman	$2,718,750	$2,967,063
Paul Bullington	$660,000	$720,286
Daniel L. Heard	$600,000	$654,803
Michael Friloux	$487,500	$532,032
While the Short-Term Incentive Plan is designed to incentivize our executive officers to achieve specific near-term financial and operational performance goals, the Long-Term Incentive Plan’s incentive opportunity is designed to focus our executive officers on long-term performance by linking a substantial portion of an NEO’s compensation to the long-term stability and success of our Company. The Compensation Committee believes that the equity awards granted in 2022 appropriately align the long-term interests of our executive officers with that of our stockholders. The Compensation Committee further believes that equity compensation is a critical tool in attracting and retaining qualified executives who we believe are integral to our success.
2019 Performance-Based RSU Vestings.   In 2019, we granted performance-based RSUs to each of Mr. Gunderman, Mr. Heard and Mr. Friloux that were eligible for vesting in April 2022 if we met specified relative TSR performance goals over a three-year period ended April 4, 2022. In measuring our relative TSR, 50% was weighted to our performance against our 2019 peer group and 50% was weighted to our performance against our 2019 telecom peer group, in each case measured by percentile ranking. Based on actual performance as certified by the Compensation Committee, the 2019 performance-based RSUs vested at 200% of target.

Other Benefit Plans.   Similar to all of our employees, executive officers are entitled to receive health, welfare, and life insurance and 401(k) retirement benefits from Uniti, and are entitled to participate in the Uniti Group Inc. Employee Stock Purchase Plan. The Company also maintains the Uniti Group Inc. Deferred Compensation Plan, a non-qualified deferred compensation plan that offers participants the ability to defer compensation above the IRS qualified plan limits. Amounts deferred under the plan accrue interest at the lesser of the Company’s weighted average cost of capital or the then current yield on the United States 10 year Treasury Note. As of December 31, 2022, the applicable rate under the plan was 3.88%. The Compensation Committee adopted such plan as part of its effort to provide a competitive total compensation package.
Severance and Change-in-Control Provisions.   Our executive officers have entered into agreements or are otherwise eligible to participate in broad-based company severance policies that provide for severance benefits upon qualifying termination of employment, including enhanced severance if the termination occurs in connection with a change in control. These agreements and policies are described below under “Agreements with our Named Executive Officers.” We believe the arrangements are reasonable and were an important part of the recruitment and expected long-term retention of our executive management team.
Clawback Policy.   We maintain a clawback policy (the “Clawback Policy”) that may require an executive officer to repay or forfeit certain compensation in the event that our financial statements become subject to restatement and the Audit Committee determines (i) that fraud caused or significantly contributed to the need for the restatement, regardless of whether the executive officer engaged in such conduct, (ii) that the compensation was based on the achievement of financial results that were the subject of the restatement and would have been lower had the financial results been properly reported and (iii) that it is in the best interests of us and our stockholders for the executive officer to repay or forfeit the compensation. The Clawback Policy applies to annual or short-term incentive compensation, performance-based equity grants, and other performance-based compensation, in each case granted or awarded during the three fiscal years preceding the restatement, and any other compensation as the Audit Committee of our Board of Directors may designate as subject to the Clawback Policy. The Clawback Policy will be updated as needed to reflect the Nasdaq listing standards in light of the final clawback rule recently adopted by the SEC.
Risk Considerations in our Overall Compensation Program

The Compensation Committee has assessed the risks that could arise from our compensation policies for all employees, including employees who are not officers, and has concluded that such policies are not reasonably likely to have a material adverse effect on us. To the extent that our compensation programs create a potential misalignment of risk incentives, the Compensation Committee believes that it has adequate compensating controls to mitigate against the potential impact of any such misalignment. These compensating controls include robust stock ownership guidelines, the Clawback Policy, capped incentive award opportunities, a three-year vesting cycle for equity-based compensation and oversight by the Compensation Committee.
Stock Ownership Guidelines

We believe that share ownership by our directors and senior officers helps to align their interests with our stockholders’ interests. We have adopted minimum stock ownership guidelines applicable to our directors and executive officers. Directors who are not executive officers are expected to maintain beneficial ownership of shares of our common stock valued at $500,000. Our executive officers are expected to maintain beneficial ownership of shares of our common stock with a value equal to the following:
Officer	Ownership Level
Chief Executive Officer	five times base salary
Other Officers	three times base salary

Directors and executive officers have a transition period of five and four years, respectively, from their initial election (or from the first annual meeting of stockholders following their election) to meet the applicable ownership guidelines and, thereafter, one year (measured from the date of each annual meeting) to meet any increased ownership requirements resulting from changes in stock price, annual retainer, annual base salary, or applicable ownership levels occurring since the initial deadline. During the transition period and until the director or officer satisfies the specified ownership levels, the guidelines require that each officer and director retain 100% of the shares received, net of tax payment obligations, upon the vesting of any stock or equity awards granted to such director or officer. For the purposes of the guidelines, stock options and unvested shares or units of restricted stock are not considered to be owned.
The table below sets forth the applicable ownership guideline amount for each of our directors standing for election at the Annual Meeting and executive officers and the number of shares of common stock that each such officer or director is deemed to own under the guidelines as of March 24, 2023.
Name	Guideline Share Amount	Shares Owned
Jennifer S. Banner	45,086(1)	86,858
Scott G. Bruce	20,687(2)	110,448
Paul Bullington	119,026(3)	154,910
Francis X. (“Skip”) Frantz	45,086(1)	259,290
Michael Friloux	87,917(3)	62,947
Kenneth A. Gunderman	326,871(1)	1,011,289
Daniel L. Heard	108,206(1)	168,439
Ronald J. Mudry	—(4)	122,382
Carmen Perez-Carlton	62,814(5)	61,095
David L. Solomon	45,086(1)	86,884

(1)
Calculated based upon the closing price on the date of the 2022 annual meeting of stockholders, $11.09.

(2)
The applicable ownership guideline amount reflected in the table above for Mr. Bruce is calculated based upon the closing price on the date of the 2017 annual meeting of stockholders, $24.17. The applicable ownership guideline amounts for Mr. Bruce will also be recalculated as of the date of the Annual Meeting.

(3)
The applicable ownership guidelines for Messrs. Bullington and Friloux are calculated based upon the closing price on the date of the 2022 annual meeting of stockholders, $11.09, and they will have until the 2027 annual meeting of stockholders to meet the applicable ownership guidelines.

(4)
Pursuant to the stock ownership guidelines, the applicable ownership guidelines for a newly appointed director or executive officer are determined at the first stockholder meeting following his or her election. Accordingly, the applicable ownership guidelines for Mr. Mudry will be decided at the Annual Meeting, and he will have until the 2028 annual meeting of stockholders to meet the applicable ownership guidelines.

(5)
The applicable ownership guideline amount reflected in the table above for Ms. Perez-Carlton is calculated based upon the closing price on the date of the 2020 annual meeting of stockholders, $7.96. Ms. Perez-Carlton will have until the 2025 annual meeting of stockholders to meet the applicable ownership guidelines.

Compensation Committee Report
on Executive Compensation
The Compensation Committee has reviewed the disclosures under the caption “Compensation Discussion & Analysis” contained in this Proxy Statement for the 2023 Annual Meeting of Stockholders and has discussed such disclosures with the management of Uniti. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion & Analysis” be included in Uniti’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and Proxy Statement on Schedule 14A for the 2023 Annual Meeting of Stockholders for filing with the SEC.
The undersigned members of the Compensation Committee have submitted this Report to the Board of Directors.
COMPENSATION COMMITTEE:
Scott G. Bruce, Chair
Francis X. (“Skip”) Frantz
David L. Solomon

Summary Compensation Table

The following table shows the compensation awarded to, earned by or paid to Uniti’s NEOs in fiscal year 2022.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Kenneth A. Gunderman President and CEO	2022	725,000	—	2,967,063	—	1,305,000	—	14,135	5,011,198
	2021	725,000	—	3,137,527	—	1,141,875	—	14,042	5,018,444
	2020	725,000	—	3,951,703	—	2,092,712	—	18,048	6,787,463
Paul Bullington SVP—CFO and Treasurer	2022	440,000	—	720,286	—	528,000	—	13,276	1,701,562
	2021	364,817	40,000	170,389	—	182,365	—	115,328	872,899
Daniel L. Heard EVP—General Counsel and Secretary	2022	400,000	—	654,803	—	480,000	—	13,522	1,548,325
	2021	400,000	—	646,259	—	510,112	—	13,430	1,569,801
	2020	400,000	—	1,190,043	—	769,760	—	17,403	2,377,206
Michael Friloux EVP—Chief Technology Officer	2022	325,000	—	532,032	—	390,000	—	14,311	1,261,343

(1)
The amounts included in this column reflect the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 for restricted stock and performance-based restricted stock unit (PBRSU) awards granted during 2022. The fair values in this column reflect the expected future cash flows of dividends and therefore dividends on unvested shares are not separately disclosed. The assumptions used in the calculation of the amounts shown are included in Note 13 to our audited consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Additional information regarding the Long-Term Incentive Plan is discussed in further detail in the Compensation Discussion & Analysis under the heading “Elements of 2022 Compensation — Equity-Based Compensation.”

The grant date fair values of PBRSUs are based upon the probable levels of achievement of the performance goals related to those awards. The resulting number of PBRSUs that vest, if any, depends on whether we achieve the specified level of performance with respect to the performance measures tied to these awards. The grant date fair values of PBRSUs are reported in the table above at target payout, representing the probable outcome of performance conditions as calculated at the time of grant, which is less than the maximum possible payout. The table below shows the grant date fair values of the PBRSUs granted to each NEO during fiscal year 2022 at the probable payout and the maximum payout that would result if the highest levels of performance goals are achieved.
Name	Grant Date Fair Value of PBRSUs (Probable Payout) ($)	Grant Date Value of PBRSUs (Maximum Payout) ($)
Kenneth A. Gunderman	1,681,141	2,571,843
Paul Bullington	408,115	624,342
Daniel L. Heard	371,012	567,582
Michael Friloux	301,450	461,164

(2)
The amounts in this column reflect the cash incentive awards earned for 2022 pursuant to the 2022 STIP. The 2022 STIP payouts are discussed in further detail in the Compensation Discussion & Analysis under the heading “Elements of 2022 Compensation — Short-Term Incentives.”

(3)
The amounts reflected in this column represent the sum of all other compensation received by the NEOs and are comprised of (i) company matching contributions under Uniti’s 401(k) plan for Messrs. Gunderman, Bullington, Heard and Friloux of $12,200 each, (ii) imputed income for value over $50,000 of life insurance coverage provided by Uniti and (iii) cell phone allowances for all NEOs except Mr. Bullington.
Pay Ratio Disclosure.   In 2022, the total compensation of our CEO was $5,022,161, and the total compensation of our median employee was $84,332. The total compensation of our CEO was approximately 59.55 times that of the median employee. For purposes of calculating the pay ratio disclosure, our CEO’s annual total compensation was determined to be $5,022,161, which represents the sum of Mr. Gunderman’s annual total compensation as reflected in the Summary Compensation Table plus the employer portion of his health insurance premiums of $10,963.
We have chosen to identify a new median employee for purposes of calculating and disclosing our 2022 pay ratio. We identified the new median employee using actual W-2 compensation of all employees who were employed as of December 31, 2022, including full-time, part-time, seasonal and temporary employees (other than our CEO). Our total number of employees as of December 31, 2022 was 790. After identifying the median employee, we calculated the annual total compensation for the median employee using the same methodology we used for calculating our CEO’s annual total compensation for purposes of calculating the pay ratio disclosure as discussed above.

Grants of Plan-Based Awards

The following table shows information regarding grants of plan-based awards, including equity and non-equity incentive plans, made by Uniti during 2022 to the individuals named below.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kenneth A. Gunderman	2/23/22	$543,750	$1,087,500	$1,631,250
	2/23/22							116,584	$1,285,922
	2/23/22				58,292	116,584	233,168		$1,681,141
Paul Bullington	2/23/22	$220,000	$440,000	$660,000
	2/23/22							28,302	$312,171
	2/23/22				14,151	28,302	56,604		$408,115
Daniel L. Heard	2/23/22	$200,000	$400,000	$600,000
	2/23/22							25,729	$283,791
	2/23/22				12,865	25,729	51,458		$371,012
Michael Friloux	2/23/22	$162,500	$325,000	$487,500
	2/23/22							20,905	$230,582
	2/23/22				10,453	20,905	41,810		$301,450

(1)
The amounts reported in these columns represent potential performance-based cash bonuses that each NEO could have earned based upon the Company’s achievement of certain quantitative performance criteria set forth in the 2022 STIP. For further discussion regarding these quantitative metrics, see the information regarding the 2022 STIP under the heading “Elements of 2022 Compensation — Short-Term Incentives.” Based on the Company’s 2022 performance, the Compensation Committee awarded performance-based cash bonus payouts under the 2022 STIP to Messrs. Gunderman, Bullington, Heard and Friloux at 120% of their target cash payout levels, which amounts are included in the “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table above.

(2)
The amounts reported in these columns represent potential share payouts with respect to PBRSU awards under the Long-Term Incentive Plan made in connection with the 2022 annual equity grant program. PBRSU awards will vest, if at all, at the end of the three-year performance period based on the Company’s achievement of metrics related to relative TSR over a three-year period ending February 23, 2025. Threshold, target or maximum performance will result in the NEOs earning 50%, 100% or 200% of the target number of the PBRSUs, respectively.

(3)
The amounts reported in this column represent time-based restricted stock awards under the Long-Term Incentive Plan made in connection with the 2022 annual equity grant program. The reported restricted stock grants will vest in three equal installments on February 23 of each year, beginning on February 23, 2023, subject to continued employment at each vesting date.

(4)
The amounts reported in this column reflect the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 for restricted stock and PBRSU awards granted during 2022 pursuant to the Long-Term Incentive Plan. The fair values in this column reflect the expected future cash flows of dividends and therefore dividends on unvested shares are not separately disclosed. The assumptions used in the calculation of the amounts shown are included in Note 13 to our audited consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Additional information regarding the Long-Term Incentive Plan is discussed in further detail in the Compensation Discussion & Analysis under the heading “Elements of 2022 Compensation — Equity-Based Compensation.”

Outstanding Equity Awards at Fiscal Year-End

The following table shows information regarding outstanding awards held by the individuals named below as of December 31, 2022. All awards represent grants of restricted stock or PBRSUs pursuant to the Long-Term Incentive Plan.
	Stock Awards(1)
Name	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Kenneth A. Gunderman	264,140	$1,460,694	74,364(4)	$411,233
			53,688(5)	$296,895
			58,292(6)	$322,355
Paul Bullington	44,083	$243,779	14,151(6)	$78,255
Daniel L. Heard	55,403	$306,379	22,395(4)	$123,844
			11,059(5)	$61,156
			12,865(6)	$71,143
Michael Friloux	36,314	$200,816	8,206(4)	$45,379
			7,455(5)	$41,226
			10,453(6)	$57,805

(1)
Uniti has not granted stock options and therefore no options were outstanding as of December 31, 2022.

(2)
The following table sets forth the vesting schedule of the shares reported in this column for each NEO (rounded to the nearest whole number), which shares are subject to time-based vesting only and do not require the achievement of any corporate or individual performance targets to vest:

	Named Executive Officer
Vesting Date	Kenneth A. Gunderman	Paul Bullington	Daniel L. Heard	Michael Friloux
2/23/2023	38,861	9,434	8,576	6,968
2/24/2023	35,792	4,718	7,372	4,970
3/4/2023	49,576	6,345	14,930	5,470
12/9/2023	26,396	—	—	—
2/23/2024	38,861	9,434	8,576	6,968
2/24/2024	35,792	4,718	7,372	4,969
2/23/2025	38,862	9,434	8,577	6,968

(3)
This value was determined by multiplying the number of unvested shares or units by the closing price of our common stock as reported on Nasdaq on December 30, 2022 (the last trading day of 2022), which was $5.53.

(4)
These amounts represent outstanding and unvested awards of PBRSUs (at threshold) granted in 2020 scheduled to vest, if at all, based on the Company’s achievement of metrics related to relative TSR over a three-year period ending March 4, 2023. In measuring our relative TSR, 50% is weighted to our performance against the Peer Group, and 50% is weighted to our performance against the Telecom Comparator Group (as defined in the following sentence), in each case measured by percentile ranking. The “Telecom Comparator Group” is comprised of the following companies: American Tower Corporation, ATN International, Inc., Lumen Technologies, Consolidated Communications Holdings, Inc., Crown Castle International Corp., Frontier Communication Corporation, and Landmark Infrastructure Partners LP. As a result of actual performance, 38% of the target number of shares vested.
(5)
These amounts represent outstanding and unvested awards of PBRSUs (at threshold) granted in 2021 scheduled to vest, if at all, based on the Company’s achievement of metrics related to relative TSR over a three-year period ending February 24, 2024. In measuring our relative TSR, 50% is weighted to our performance against the Peer Group, and 50% is weighted to our performance against the Telecom Comparator Group, in each case measured by percentile ranking.

(6)
These amounts represent outstanding and unvested awards of PBRSUs (at threshold) granted in 2022 scheduled to vest, if at all, based on the Company’s achievement of metrics related to relative TSR over a three-year period ending February 23, 2025. In measuring our relative TSR, 100% is weighted to our performance against the TSR Comparator Group measured by percentile ranking, as further discussed in the Compensation Discussion & Analysis under the heading “Elements of 2022 Compensation — Equity-Based Compensation.”

Option Exercises and Stock Vested

The following table sets forth certain information regarding the vesting of equity awards held by the individuals named below during 2022.
	Stock Awards(1)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kenneth A. Gunderman	35,792(2)	$400,870
	49,576(3)	$674,729
	318,143(4)	$4,406,281
	26,396(5)	$156,792
Paul Bullington	4,718(2)	$52,842
	6,344(3)	$86,342
	5,734(4)	$79,416
Daniel L. Heard	7,373(2)	$82,578
	14,929(3)	$203,184
	54,852(4)	$759,700
Michael Friloux	4,970(2)	$55,664
	5,470(3)	$74,447
	20,687(4)	$286,515

(1)
Uniti does not currently grant stock options and therefore had no option exercises by any NEO in 2022.

(2)
Shares vested on February 24, 2022. The value realized upon vesting calculated by multiplying $11.20, the closing price of our common stock on the vesting date, by the number of shares that vested.

(3)
Shares vested on March 4, 2022. The value realized upon vesting calculated by multiplying $13.61, the closing price of our common stock on the vesting date, by the number of shares that vested.

(4)
Shares vested on April 4, 2022. The value realized upon vesting calculated by multiplying $13.85, the closing price of our common stock on the vesting date, by the number of shares that vested.

(5)
Shares vested on December 9, 2022. The value realized upon vesting calculated by multiplying $5.94, the closing price of our common stock on the vesting date, by the number of shares that vested.

Non-Qualified Deferred Compensation

	Executive Contributions in Last Fiscal Year ($)(1)	Uniti Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Kenneth A. Gunderman	$72,500	—	$19,191	—	$563,020
Paul Bullington	—	—	—	—	—
Daniel L. Heard	—	—	$1,358	—	$51,509
Michael Friloux	—	—	—	—	—

(1)
Amounts included in this column are included in the “Salary” column of the Summary Compensation Table.

(2)
There were no “above-market earnings” for 2022 and therefore none of these amounts were included in the Summary Compensation Table.

The Uniti Group Inc. Deferred Compensation Plan (the “Plan”) permits eligible employees, including the Company’s NEOs, to defer payment of up to 75% of their base salary and 90% of their annual bonuses and other cash compensation. Each participant’s account is credited annually with interest at a rate equal to the lesser of (i) the Company’s Weighted Average Cost of Debt (as defined in the Plan) or (ii) the then current yield on the United States 10-year Treasury Note. A participant’s interest in Company contributions will vest 100% after three years of service, or, if earlier, upon the employee’s death or disability, upon a Change in Control (as defined in the Plan) or upon the Plan’s termination.

Agreements with Our Named Executive Officers

Employment Agreement with Kenneth A. Gunderman
On December 14, 2018, we entered into an employment agreement with Mr. Gunderman (the “Employment Agreement”) pursuant to which he will continue to serve as our President and Chief Executive Officer and as a member of our Board of Directors. The Employment Agreement replaced Mr. Gunderman’s previous employment agreement, the initial term of which expired on December 31, 2018. The initial term of the Employment Agreement ran through December 31, 2021. It automatically renewed for fiscal year 2022 and fiscal year 2023, and it will automatically renew for successive one-year intervals after 2023 unless either party gives the other at least 90 days’ notice. The Employment Agreement provides Mr. Gunderman a base salary of no less than $725,000 per year (subject to periodic review and increase) and provides further that he will be eligible to participate in any annual cash incentive plans as may be then implemented with a target bonus equal to 150% of his then base salary. The target bonus may be increased to 200% of his then base salary at the discretion of the Compensation Committee.
The Employment Agreement provides that should Mr. Gunderman’s employment be terminated for any reason, then we will pay to Mr. Gunderman his base salary and any accrued vacation pay through the date of termination and any amount payable under any incentive compensation plan with respect to the measuring period ending immediately prior to the measuring period during which the termination occurs, in each case to the extent not already paid. Additionally, the Employment Agreement provides that in the event:
•
Mr. Gunderman is terminated due to death or disability, we will pay to Mr. Gunderman or his heirs an amount equal to one times his annual base salary;

•
we terminate Mr. Gunderman without “cause” or he resigns for “good reason” (as both terms are defined in the Employment Agreement), then we will pay to Mr. Gunderman the following amounts: (i) a lump-sum severance benefit equal to two and a half times the sum of his annual base salary and the average of the annual bonus payments paid to Mr. Gunderman under an annual compensation plan during the three years preceding the year in which the termination occurs; and (ii) a lump-sum cash amount equivalent to the cost of two years’ health and dental insurance continuation for him and his family; and

•
we terminate Mr. Gunderman without cause or he resigns for good reason, in each case within one year of a “change in control” (as defined in the Employment Agreement), then we will pay to Mr. Gunderman, in a lump sum, the following amounts: (i) a pro-rata annual bonus for the year of termination at target; (ii) a severance benefit equal to two and a half times the sum of (x) the higher of his annual base salary in effect prior to the change in control or his annual base salary in effect prior to his termination and (y) the average of the annual bonus payments paid to Mr. Gunderman under an annual compensation plan during the three years preceding the year in which the termination occurs; and (iii) an amount equivalent to the cost of two years’ health and dental insurance continuation for him and his family.

No severance payable following a change in control is subject to a gross-up for golden parachute excise taxes, and the severance payable to Mr. Gunderman will be reduced to the amount that is not subject to such taxes if doing so would result in a greater after-tax payment to him. In the event Mr. Gunderman is terminated without cause or resigns for good reason, including within one year of a change in control, the severance payable to Mr. Gunderman will be subject to his execution of a release of claims. The Employment Agreement also imposes one-year post termination non-competition/non-solicitation obligations in the event of Mr. Gunderman’s termination for cause or following a change in control and two-year post termination non-competition/non-solicitation obligations in the event of all other termination scenarios contemplated by the Employment Agreement.

Severance Agreement with Paul Bullington, Daniel L. Heard and Michael Friloux
On February 22, 2023, the Company approved new severance agreements for Paul Bullington, Daniel L. Heard and Michael Friloux. The terms of the severance agreements for each of the above named NEOs are identical and will run from the applicable execution dates until the earliest of (i) prior to a change in control, the date of termination determined in accordance with the severance agreements or March 1, 2024, or (ii) after a change in control, the Company’s performance of its obligations under the severance agreements if a payment trigger has occurred or the expiration of the period for a payment trigger to occur if such expiration occurs after March 1, 2024. To the extent not previously terminated, commencing on March 1, 2024 and on each subsequent anniversary thereof, the terms of the severance agreements will be automatically extended for a period of one additional year following the expiration of the applicable term unless the Company or the applicable executive officer elect not to extend the term by notifying the other party of such non-renewal in writing not later than 60 days prior to the end of the current term.
The severance agreements provide that should the applicable executive officer’s employment be terminated by the Company for “cause” or by the executive officer without “good reason” (as both terms are defined in the severance agreements), the Company must pay to the executive officer his base salary and any accrued vacation pay through the date of termination. Additionally, should the executive officer’s employment be terminated due to his death or disability, the Company must pay to the executive officer or his estate the following: (i) his base salary and any accrued vacation pay through the date of termination; (ii) any incentive compensation allocated to, accrued to, earned by or awarded to the executive officer for a completed performance period preceding the date of termination, to the extent not already paid; and (iii) an amount equal to the executive officer’s annual base salary in effect on the date of termination.
The severance agreements also provide that should the executive officer’s employment be terminated by the Company without cause or by the executive officer for good reason and such termination does not occur at the same time or within one year following a change in control of the Company, the Company must pay to the executive officer, in lieu of any other post-termination benefits, the following:
•
his base salary and any accrued vacation pay through the date of termination;

•
any incentive compensation that has been earned by or awarded to the executive officer for a completed performance period preceding the date of termination, to the extent not already paid;

•
an amount equal to one and a half (1.5) times the sum of (x) his then current annual base salary and (y) the average of the bonus payments paid to the executive officer during the three years (or shorter period, as applicable) preceding the year in which the date of termination occurs; and

•
his health, vision and dental insurance benefits for twelve months.

Finally, should the executive officer’s employment be terminated by the Company without cause or by the executive officer with good reason and such termination occurs at the same time as or within one year following a change in control of the Company, the severance agreements obligate the Company to pay or provide to the executive officer the following:
•
his base salary and any accrued vacation pay through the date of termination;

•
any incentive compensation that has been earned by or awarded to the executive officer for a completed performance period preceding the date of termination, to the extent not already paid;

•
a pro-rated portion of the executive officer’s then-current target incentive compensation, reduced by any amount paid for the fiscal year during which the date of termination occurs;

•
an amount equal to two (2) times the sum of (x) his annual base salary in effect immediately prior to the change in control or payment trigger, whichever is higher and (y) the average of the bonus payments paid to the executive officer during the three years (or shorter period, as applicable) preceding the year in which the date of termination occurs;
•
the executive officer’s health, vision and dental insurance benefits for twenty-four months; and

•
certain outplacement services.

The Company will pay or provide the foregoing in the manner set forth in the severance agreements. In the event that certain payments or benefits under the severance agreement would be subject to an excise tax under Section 4999 of the Internal Revenue Code, as amended, then such payments or benefits may be reduced in the manner set forth in the severance agreements. The Company is only obligated to pay or provide, or continue to pay or provide, benefits for termination by the Company not for cause prior to a change in control or certain benefits in the event of a payment trigger to the extent that an executive officer executes a waiver and release in the form set forth in the severance agreements and otherwise remains in compliance with certain covenants set forth therein. The severance agreements include one-year post-termination non-disclosure, non-compete and non-interference covenants.
Potential Payments upon Termination or Change in Control

As discussed in the section above titled “Agreements with Our Named Executive Officers,” we are required to pay or provide certain compensation and benefits to each of the NEOs in the event of certain terminations of employment or a change in control of the Company.
In addition to such compensation and benefits, each NEO’s outstanding equity awards are subject to accelerated vesting in the event the NEO is terminated. In the event that an NEO is terminated without “cause” (as defined in the Long-Term Incentive Plan), terminates his employment for “good reason” (as defined in the Long-Term Incentive Plan) or dies or becomes permanently disabled (as determined by the Compensation Committee), all unvested restricted stock will vest in full. In addition, a pro-rated portion of unvested restricted stock held by an NEO would vest based on the date of termination in the event that the NEO experiences a Company-approved retirement (as determined in the sole discretion of the Compensation Committee). A pro-rated portion of unvested PBRSUs based on an NEO’s date of termination would remain eligible to vest subject to achievement of the relevant performance criteria in the event the NEO is terminated without “cause” (as defined in the Long-Term Incentive Plan), terminates his employment for “good reason” (as defined in the Long-Term Incentive Plan), dies or becomes permanently disabled (as determined by the Compensation Committee), or experiences a Company-approved retirement (as determined in the sole discretion of the Compensation Committee). In the event that an NEO is terminated without cause or terminates his employment for good reason within one year of a “change in control” of Uniti (as defined in the Long-Term Incentive Plan), the PBRSUs will become immediately vested in an amount based on the achievement of the relevant performance criteria as of the last day of the month immediately preceding such termination of employment.
The following tables describe estimated amounts of compensation and benefits that could be payable to each NEO upon certain terminations or a change in control pursuant to the current arrangements with our NEOs, as discussed in the section above titled “Agreements with Our Named Executive Officers.” All amounts assume the NEOs terminated employment as of December 31, 2022. The actual amounts that would be paid to each NEO upon termination of employment or a change in control can only be determined at the time the actual triggering event occurs. The estimated amounts of compensation and benefits described below are in addition to the benefits the NEOs would be entitled to receive upon termination of employment generally under the retirement plan described in the section above titled “Other Benefit Plans.” This section identifies and quantifies the extent to which those retirement benefits are enhanced or accelerated upon the triggering events described below.
The following table shows the potential payments upon a hypothetical termination or change in control of the Company effective as of December 31, 2022 for each of our NEOs.

Name	Type of Payment	Voluntary Termination without Good Reason or Termination for Cause ($)	Company Approved Retirement ($)	Termination without Cause or Resignation for Good Reason other than following a Change in Control ($)	Change in Control with no Termination ($)	Termination without Cause or Resignation for Good Reason following a Change in Control ($)	Death or Disability ($)
Kenneth A. Gunderman	Severance	—	—	$4,680,177	—	$5,767,677	$725,000
	Restricted Stock (1)	—	$785,593	$1,460,694	—	$1,460,694	$1,460,694
	PBRSUs (1) (2)	—	$837,854	$837,854	—	$1,263,738	$837,854
	Healthcare	—	—	$33,452	—	$33,452	—
	Total	—	$1,623,447	$7,012,177	—	$8,525,561	$3,023,548
Paul Bullington	Severance	—	—	$893,781	—	$1,631,709	$440,000
	Restricted Stock (1)	—	$109,647	$243,779	—	$243,779	$243,779
	PBRSUs (1) (2)	—	$24,615	$24,615	—	$86,746	$24,615
	Outplacement	—	—	—	—	$25,000	—
	Healthcare	—	—	$16,927	—	$33,855	—
	Total	—	$134,262	$1,179,103	—	$2,021,088	$708,394
Daniel L. Heard	Severance	—	—	$1,266,186	—	$2,088,248	$400,000
	Restricted Stock (1)	—	$168,447	$306,379	—	$306,379	$306,379
	PBRSUs (1) (2)	—	$222,968	$222,968	—	$317,445	$222,968
	Outplacement	—	—	—	—	$25,000	—
	Healthcare	—	—	$16,927	—	$33,855	—
	Total	—	$391,416	$1,812,460	—	$2,770,926	$929,347
Michael Friloux	Severance	—	—	$927,324	—	$1,561,432	$325,000
	Restricted Stock (1)	—	$95,194	$200,816	—	$200,816	$200,816
	PBRSUs (1)(2)	—	$105,800	$105,800	—	$174,399	$105,800
	Outplacement	—	—	—	—	$25,000	—
	Healthcare	—	—	$12,291	—	$24,583	—
	Total	—	$200,993	$1,246,232	—	$1,986,231	$631,616

(1)
The value of the accelerated vesting of restricted stock and PBRSUs is based on the closing price of our common stock as reported on Nasdaq on December 30, 2022 (the last trading day of the year), which was $5.53.

(2)
In connection with a qualifying termination outside of change in control, PBRSUs will remain eligible to vest subject to achievement of the relevant performance criteria. On the first vesting date following such termination, holders would vest in a pro-rated portion of the PBRSUs which they would have been entitled had such termination not occurred, based on the number of days they were employed between the grant date and vesting date. In connection with a qualifying termination following a change in control, PBRSUs will become immediately vested in an amount based on the achievement of the relevant performance criteria as of the last day of the month immediately preceding such termination. Holders of PBRSUs also accrue a dividend equivalent for dividends declared on the Company’s common stock during the life of the award that is paid in cash when underlying PBRSUs vest, and this amount includes a cash amount equal to the accrued dividends payable upon the vesting of the underlying PBRSUs. For purposes of these calculations, the respective outstanding PBRSUs are presumed to vest based on the current performance as of December 31, 2022, respectively, as discussed in the footnotes to the Outstanding Equity Awards Table above, prorated based on a hypothetical termination as of December 31, 2022.

Pay Versus Performance

The following table sets forth the compensation for our CEO and the average compensation for our other NEOs both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, as required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, for each of 2022, 2021 and 2020. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. For further information concerning our pay-for-performance philosophy and how we align executive compensation with the performance of the Company, see the Compensation Discussion & Analysis section of this Proxy Statement.
Year (a)	Summary Compensation Table Total for CEO (b)	Compensation Actually Paid to CEO(1) (c)	Average Summary Compensation Table Total for Non-CEO NEOs (d)	Average Compensation Actually Paid to Non-CEO NEOs(1) (e)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) (millions)(4) (h)	Adjusted EBITDA (millions)(5) (i)
					Total Shareholder Return(2) (f)	Peer Group Total Shareholder Return(3) (g)
2022	$5,011,198	$(2,837,826)	$1,503,743	$330,113	$81	$100	$(8.1)	$905.9
2021	$5,018,444	$6,289,079	$2,396,584	$2,078,726	$193	$132	$124.7	$878.3
2020	$6,787,463	$10,076,404	$2,825,391	$3,502,562	$153	$92	$(718.8)	$818.8

(1)
The dollar amounts reported in column (c) and (e) represent the amount of “compensation actually paid” to Mr. Gunderman, our CEO, for all applicable years and the average of the “compensation actually paid” to our Non-CEO NEOs. The dollar amounts reported as “compensation actually paid” do not reflect the actual amount of compensation earned by or paid to our CEO or our Non-CEO NEOs during the applicable years. The Non-CEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Messrs. Bullington, Heard and Friloux; (ii) for 2021, Messrs. Bullington and Heard and Mr. Mark A. Wallace (our former CFO); and (iii) for 2020, Messrs. Heard and Wallace. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table (SCT) Total(i)	Reported Value of Equity Awards(ii)	Equity Award Adjustments(iii)	Compensation Actually Paid
	A	B	C	A-B+C
Company’s CEO
2022	$5,011,198	$2,967,063	$(4,881,960)	$(2,837,826)
2021	$5,018,444	$3,137,527	$4,408,162	$6,289,079
2020	$6,787,463	$3,951,703	$7,240,644	$10,076,404
Average of Non-CEO NEOs
2022	$1,503,743	$635,707	$(537,923)	$330,113
2021	$2,396,584	$637,661	$319,803	$2,078,726
2020	$2,825,391	$1,421,694	$2,098,865	$3,502,562

(i)
Reflects the amounts (or the average amounts in regards to the Non-CEO NEOs) represented in the “Total” column of the Summary Compensation Table for the applicable years.

(ii)
Reflects the grant date fair value of equity awards granted to the CEO (or the average amounts with regard to the Non-CEO NEOs) as reported in the “Stock Awards” column in the Summary Compensation Table for the covered years.

(iii)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) as set forth in the chart below:

Year	Plus Year End Fair Value of Outstanding Unvested Stock Awards Granted in the Year	Year over Year Change (Positive or Negative) in Fair Value at Year End of Outstanding and Unvested Stock Awards Granted in Prior Years	Year over Year Change (Positive or Negative) in Fair Value of Stock Awards Granted in Prior Years that Vested in the Year	Less Year End Fair Value of Awards Granted in Prior Years that Failed to Meet the Applicable Vesting Conditions in the Year	Plus Value of Dividends or other Earnings Paid on Stock Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
Company’s CEO
2022	$1,140,192	$(6,309,301)	$(384,324)	—	$671,473	$(4,881,960)
2021	$3,524,080	$587,799	$(147,701)	—	$443,984	$4,408,162
2020	$5,838,375	$1,787,268	$(128,087)	$(423,390)	$166,478	$7,240,644
Average of Non-CEO NEOs
2022	$244,291	$(827,187)	$(23,881)	—	$68,854	$(537,923)
2021	$308,059	$90,646	$(190,831)	—	$111,929	$319,803
2020	$1,766,283	$412,912	$(29,593)	$(97,814)	$47,077	$2,098,865

(2)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the price of our common stock at the end and the beginning of the measurement period by the price of our common stock at the beginning of the measurement period.

(3)
The peer group used for this purpose is the MSCI US REIT Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2022.

(4)
The dollar amounts reported represent the amount of net income reflected in our audited consolidated financial statements for the applicable year.

(5)
Adjusted EBITDA is defined as EBITDA before stock-based compensation expense and the impact, which may be recurring in nature, of transaction and integration related costs, costs associated with Windstream’s bankruptcy, costs associated with litigation claims made against us, and costs associated with the implementation of our enterprise resource planning system, costs related to the settlement with Windstream, goodwill impairment charges, executive severance costs, amortization of non-cash rights-of-use assets, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, including early tender and redemption premiums and costs associated with the termination of related hedging activities, gains or losses on dispositions, changes in the fair value of contingent consideration and financial instruments, and other similar or infrequent items (although we may not have had such charges in the periods presented). EBITDA is defined as net income before interest expense, provision for income taxes and depreciation and amortization. Adjusted EBITDA includes adjustments to reflect the Company’s share of Adjusted EBITDA from unconsolidated entities.

Financial Performance Measures
As described in greater detail in the Compensation Discussion & Analysis, our executive compensation program reflects a variable pay-for-performance philosophy. The metrics that we use for both our short and long-term compensation programs are selected based on the objective of incentivizing the NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by us to link executive compensation actually paid to the NEOs, for the most recently completed fiscal year, to our performance are as follows:
•
Adjusted EBITDA

•
Consolidated SG&A

•
Consolidated AFFO

•
Capital Expenditures

•
Consolidated Bookings

•
Consolidated Installations

•
Relative TSR (our TSR as compared to a peer group established by the Compensation Committee)

Cumulative TSR of the Company and Cumulative TSR of the Peer Group
The following graph compares the amount of compensation actually paid to our CEO and the average compensation actually paid to our Non-CEO NEOs with our cumulative TSR and the TSR of our peer group over the three years presented in the table.

Compensation Actually Paid vs.
Company TSR and Peer Group TSR
Compensation Actually Paid
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
($2,000,000)
($4,000,000)
TSR
$250
$200
$150
$100
$50
$-
2020
2021
2022
$153
$193
$81
$92
$132
$100
Avg NEO
CEO
Company TSR
Peer Group TSR

Compensation Actually Paid and Adjusted EBITDA
Because a significant portion of our NEOs’ compensation is comprised of equity grants, stock price and TSR likely represent the most important performance measures used by us to link compensation actually paid to the NEOs, for the most recently completed fiscal year, to our performance. Other than stock price and TSR, however, we believe Adjusted EBITDA is the financial performance measure that, in our assessment, represents the next most important performance measure (that is not otherwise required to be disclosed in the Pay Versus Performance Table) used by us to link compensation actually paid to the NEOs, for the most recently completed fiscal year, to our performance. This is because we use Adjusted EBITDA to assess and evaluate our performance on an unleveraged basis. Moreover, it is one of the most important and closely followed measures of our performance by the investing community and our stockholders.
While we do not utilize Adjusted EBITDA as a performance measure in our overall executive compensation program, we believe it is helpful in assessing our NEOs’ compensation relative to our Company’s performance because (i) Adjusted EBITDA generally correlates to Consolidated AFFO (one of the performance measures (weighted at 25%) used in our 2022 STIP) and (ii) the other measures we used in the 2022 STIP are key drivers of Adjusted EBITDA and the measures that can be most directly influenced by our management team. As discussed in the Compensation Discussion & Analysis, less than 30% of our NEOs’ total target direct compensation consists of amounts determined under the 2022 STIP, which is consistent with the STIP in 2021 and 2020. Accordingly, while there is a closer correlation between Adjusted EBITDA and our NEOs’ payouts under our annual STIPs, our NEOs’ total compensation actually paid is much more heavily impacted by variations in our stock price than variations in those factors that can be directly influenced by our NEOs, such as Adjusted EBITDA or any measure used in our annual STIP.
While the table below shows growth in Adjusted EBITDA over the three years presented in the table, the amount of compensation actually paid to our CEO and the average compensation paid to our Non-CEO NEOs has decreased over the same period due in large part to stock price performance over the same period rather than variations in Adjusted EBITDA.

Compensation Actually Paid and Net Income
The following graph compares the amount of compensation actually paid to our CEO and the average compensation paid to our Non-CEO NEOs to our net income over the three years presented in the table. While we do not use net income as a performance measure in the overall executive compensation program, net income correlates with Consolidated AFFO, which we used as one performance measure (weighted 25%) in our 2022 STIP, and Adjusted EBITDA, certain components of which we use for performance measures in our 2022 STIP.

PROPOSAL NO. 3
Advisory Vote to Approve Compensation of the Company’s Named Executive Officers

In accordance with Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), the Company requests that our stockholders cast a non-binding, advisory vote to approve the compensation of the Company’s NEOs identified in the section titled “Executive Compensation” set forth above in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders hereby approve the compensation of the Company’s NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion & Analysis, the Summary Compensation Table and the other related tables and disclosures.”
Details concerning how we implement our compensation philosophy and structure our compensation programs to meet the objectives of our compensation program are provided in the section titled “Compensation Discussion & Analysis” set forth above in this Proxy Statement. In particular, we discuss how we design performance-based compensation programs and set compensation targets and other objectives to maintain a close correlation between executive pay and Company performance.
This vote is merely advisory and will not be binding upon the Company, the Board or the Compensation Committee, nor will it create or imply any change in the fiduciary duties of the Board or the Compensation Committee. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation decisions. The Board values constructive dialogue on executive compensation and other significant governance topics with the Company’s stockholders and encourages all stockholders to vote their shares on this important matter.
The Company’s current policy is to provide stockholders with an opportunity to approve the compensation of the Company’s NEOs each year at the annual meeting of stockholders. Accordingly, the next such vote is expected to occur at the 2024 Annual Meeting of Stockholders.
BOARD RECOMMENDATION
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 3.
PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” PROPOSAL NO. 3 UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

PROPOSAL NO. 4
Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment, compensation, retention, oversight and replacement of Uniti’s independent registered public accountant. The Audit Committee has selected KPMG LLP (“KPMG”) to serve as Uniti’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Stockholders are being asked to ratify the selection of KPMG at the Annual Meeting. Representatives of KPMG are expected to attend the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.
In connection with its responsibility for the appointment and oversight of Uniti’s independent registered public accountant, the Audit Committee annually reviews the qualifications, performance and independence of the independent registered public accountant and determines whether to re-engage it or consider other audit firms. The Audit Committee also reviews the performance of the independent registered public accountant’s lead engagement partner and engagement team and confirms compliance with all applicable lead engagement partner rotation requirements. The Audit Committee intends to be involved in the selection process of each new lead engagement partner.
In performing its annual review of Uniti’s independent registered public accountant, the Audit Committee considers, among other things, the quality and efficiency of the independent registered public accountant’s performance on Uniti’s audit, its familiarity with our operations, businesses, accounting policies and practices, and internal control over financial reporting, its capability and expertise, the quality and candor of communications and discussions with the independent registered public accountant, its ability to remain independent (including engaging in dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor), external data relating to audit quality and performance (including its most recent PCAOB Inspection Report and its internal and peer review reports of its adherence to quality practices and procedures), and the appropriateness of fees charged.
Based on the reviews and considerations referred to above, the Board of Directors and the Audit Committee believe that the retention of KPMG to serve as Uniti’s independent registered public accountant for 2023 is in the best interests of Uniti and its stockholders. If the stockholders fail to ratify the appointment of KPMG as Uniti’s independent registered public accountant, the Board of Directors will reconsider the appointment. However, even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Uniti and its stockholders.
Accounting Fees and Services.   Aggregate fees paid to KPMG for professional services rendered during the years ended December 31, 2022 and December 31, 2021, respectively, were:
	2022	2021
Audit Fees (a)	$2,768,438	$2,958,599
Audit-Related Fees (b)	200,000	—
Tax Fees	—	—
All Other Fees	—	—
Total	$2,968,438	$2,958,599

(a)
Audit fees include fees for the annual audit and quarterly reviews of the consolidated financial statements as well as consents in respect to SEC filings.

(b)
Audited-related fees include fees for assurance and related services that are reasonably related to the performance of the audit or review of the registrant’s financial statements, and accounting and financial reporting consultations.
The Audit Committee has the sole authority to pre-approve all audit engagement fees and terms as well as all non-audit engagements with KPMG. In 2022 and 2021, all of the above services (provided by KPMG) were pre-approved by the Audit Committee in accordance with this pre-approval policy and none were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.
BOARD RECOMMENDATION
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 4.
PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” PROPOSAL NO. 4 UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

ADDITIONAL INFORMATION
Stockholder Proposals for the 2024 Annual Meeting

Stockholders who intend to present a proposal regarding a director nomination or other matter of business at the 2024 annual meeting of stockholders (the “2024 Annual Meeting”) must ensure that those proposals are received at Uniti’s principal executive office located at 2101 Riverfront Drive, Suite A, Little Rock, Arkansas 72202, Attention: Daniel L. Heard, Executive Vice President — General Counsel and Secretary, no earlier than November 15, 2023 and no later than 5:00 p.m., Central Time, on December 15, 2023. Such proposals must comply with the information and other requirements set forth in Uniti’s bylaws and, if intended to be included in the proxy statement for the 2024 Annual Meeting, must also meet the requirements set forth in the rules and regulations of the SEC.
Stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 to be included in the proxy statement and presented at the 2024 Annual Meeting must be received by Uniti at its principal executive office on or before December 15, 2023 in order to be considered for inclusion in the proxy materials.
In addition to satisfying the requirements in the Company’s bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Exchange Act Rule 14a-19 no later than March 26, 2024.
Stockholder Communications with the Board of Directors

Stockholders and other interested parties may contact the Board of Directors, a Board Committee, a particular group of directors (e.g., our independent directors), or individual members of the board, including our Chairman, by mail addressed to the named individual, the committee, the group or the Board as a whole c/o Daniel L. Heard, Executive Vice President — General Counsel and Secretary, at 2101 Riverfront Drive, Suite A, Little Rock, Arkansas 72202. In general, any communication delivered to the Company for forwarding to the Board, a Board committee, a particular group of directors or specified Board members will be forwarded in accordance with the stockholder’s instruction, except that we reserve the right not to forward any abusive, threatening or otherwise inappropriate materials.
Relationships and Certain Related Transactions

Our Relationship with Windstream
On April 24, 2015, Uniti was separated and spun-off from Windstream and, in connection therewith, Windstream contributed certain telecommunications network assets, including certain of its fiber and copper networks, to Uniti. Bob Gunderman, the brother of our President and Chief Executive Officer (Kenneth Gunderman), served as the Chief Financial Officer of Windstream until September 2022.
In connection with the spin-off and while we were still controlled by Windstream, Uniti entered into a long-term triple-net master lease with Windstream (the “Master Lease”) to lease back the telecommunications network assets now owned by Uniti.
On February 25, 2019, Windstream filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York. On July 25, 2019, in connection with Windstream’s bankruptcy, Windstream Holdings and Windstream Services, LLC (“Windstream Services”) filed a complaint with the U.S. Bankruptcy Court for the Southern District of New York in an adversary proceeding against Uniti and certain of its affiliates, alleging, among other things, that the Master Lease should be recharacterized as a financing arrangement, that certain rent payments and tenant capital improvements made by Windstream under the Master Lease constitute constructive fraudulent transfers, that the Master Lease is a lease of personal property and that Uniti breached certain of its obligations under the Master Lease.
On September 21, 2020, Windstream emerged from bankruptcy. In connection with Windstream’s emergence from bankruptcy, Uniti entered into several agreements and consummated the transactions, each as described below, to implement its settlement of the above-mentioned litigation (the “Settlement”) with Windstream pursuant to the settlement agreement (the “Settlement Agreement”) dated as of May 12, 2020 between Uniti and Windstream. The Settlement resolves any and all claims and causes of action that have been or may be asserted in the future by Uniti and Windstream regarding the Spin-off and related sale-leaseback transaction, including all litigation brought against Uniti by Windstream and certain of its creditors during Windstream’s bankruptcy proceedings. The release from claims applies to any Windstream successor and is binding going forward, including in any future Windstream bankruptcy. Pursuant to the Settlement Agreement, Uniti is obligated to make $490.1 million in cash payments to Windstream in equal installments over 20 consecutive quarters beginning the first month after Windstream’s emergence (of which Uniti has made 10 payments as of March 31, 2023 totaling $239.9 million).
On September 18, 2020, in connection with Windstream’s emergence from bankruptcy and the implementation of our settlement with Windstream, Uniti and Windstream bifurcated the Master Lease and entered into two structurally similar master leases (the “Windstream Leases”) that each expire on April 30, 2030. During 2022, Uniti recorded approximately $750.8 million in cash rent and non-cash revenue under the Windstream Leases. The annual rent to be paid by Windstream during 2023 will be approximately $704.2 million.
Pursuant to the Windstream Leases, Windstream (or any successor tenant under a Windstream Lease) has the right to cause Uniti to reimburse up to an aggregate $1.75 billion for certain growth capital improvements in long-term fiber and related assets made by Windstream (or the applicable tenant under the Windstream Lease) to certain ILEC and CLEC properties (the “Growth Capital Improvements”). Uniti’s reimbursement commitment for Growth Capital Improvements does not require Uniti to reimburse Windstream for maintenance or repair expenditures (except for costs incurred for fiber replacements to the CLEC MLA leased property, up to $70 million during the term), and each such reimbursement is subject to underwriting standards. Uniti’s total annual reimbursement commitments for the Growth Capital Improvements under both Windstream Leases (and under separate equipment loan facilities) are limited to $225 million per year in 2023 and 2024; $175 million per year in 2025 and 2026; and $125 million per year in 2027 through 2029. If the cost incurred by Windstream (or the successor tenant under a Windstream Lease) for Growth Capital Improvements in any calendar year exceeds the annual limit for such calendar year, Windstream (or such tenant, as the case may be) may submit such excess costs for reimbursement in any subsequent year and such excess costs shall be funded from the annual commitment amounts in such subsequent period. In addition, to the extent that reimbursements for Growth Capital Improvements funded in any calendar year during the term is less than the annual limit for such calendar year, the unfunded amount in any calendar year will carry-over and may be added to the annual limits for subsequent calendar years, subject to an annual limit of $250 million in any calendar year, except that, during calendar year 2022, Uniti’s combined total obligation to fund Growth Capital Improvements could exceed $250 million to the extent of any unfunded excess amounts from calendar year 2021. As of March 31, 2023, Uniti had reimbursed Windstream for $611.7 million in growth capital improvements pursuant to the Windstream Leases.
Starting on the first anniversary of each installment of reimbursement for a Growth Capital Improvement, the rent payable by Windstream under the applicable Windstream Lease will increase by an amount equal to 8.0% (the “Rent Rate”) of such installment of reimbursement. The Rent Rate will thereafter increase to 100.5% of the prior Rent Rate on each anniversary of each reimbursement. In the event that the tenant’s interest in either Windstream Lease is transferred by Windstream under the terms thereof (unless transferred to the same transferee), or if Uniti transfers its interests as landlord under either Windstream Lease (unless to the same transferee), the reimbursement rights and obligations will be allocated between the ILEC MLA and the CLEC MLA by Windstream, provided that the maximum that may be allocated to the CLEC MLA following such transfer is $20 million per year. If Uniti fails to reimburse any Growth Capital Improvement reimbursement payment or equipment loan funding request as and when it is required to do so under the terms of the Windstream Leases, and such failure continues for thirty (30) days, then such unreimbursed amounts may be applied as an offset against the rent owed by Windstream under the Windstream Leases (and such amounts will thereafter be treated as if Uniti had reimbursed them).
The rent for the first year of each renewal term will be an amount agreed to by us and Windstream. While the agreement requires that the renewal rent be “Fair Market Rent,” if we are unable to agree, the renewal Fair Market Rent will be determined by an independent appraisal process. Commencing with the second year of each renewal term, the renewal rent will increase at an escalation rate of 0.5%.
In addition, Uniti and Windstream have entered into separate ILEC and CLEC Equipment Loan and Security Agreements (collectively “Equipment Loan Agreement”) in which Uniti will provide up to $125 million (limited to $25 million in any calendar year) of the $1.75 billion of Growth Capital Improvements commitments discussed above in the form of loans for Windstream to purchase equipment related to network upgrades or to be used in connection with the Windstream Leases. Interest on these loans will accrue at 8% from the date of the borrowing. All equipment financed through the Equipment Loan Agreement is the sole property of Windstream; however, Uniti will receive a first-lien security interest in the equipment purchased with the loans. No such loans were made to Windstream during 2022.
Procedures for Approval of Related-Party Transactions
The Board of Directors adopted a written policy regarding the review and approval of any related-party transaction required to be disclosed under SEC rules. The Audit Committee of the Board of Directors is responsible for the review and approval of transactions covered by the policy. As provided in the policy and the Audit Committee’s charter, no related-party transaction will be approved unless it is (a) deemed commercially reasonable, fair and in, or not inconsistent with, the best interest of Uniti; and (b) determined to have terms comparable to those that could be obtained in an arm’s-length transaction with an unrelated third party.
Except as noted above, there were no commercial transactions between related parties and Uniti that required disclosure in this Proxy Statement.
Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires Uniti’s directors and executive officers, and persons who own more than 10% of Uniti’s common stock, to file reports of ownership and changes in ownership with the SEC. Except as set forth in “Security Ownership of Certain Beneficial Owners and Management” above, the Company currently knows of no person who owns 10% or more of our common stock that was required to file Section 16 reports.
Based solely upon a review of copies of reports filed electronically with the Commission during 2022 and written representations from our directors and executive officers that no other reports were required with respect to the year ended December 31, 2022, we believe that all Section 16(a) filing requirements applicable to our directors and executive officers were met during the last fiscal year, except for two Form 4s that were originally filed on February 24, 2022 for Ms. Banner and Ms. Perez-Carlton that were subsequently amended in order to correct clerical errors in the number of shares reported as acquired.
Annual Report/Householding

Some banks, brokers and other nominee record stockholders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one set of these documents may have been sent to multiple stockholders at a shared address unless contrary instructions have been received by the Company from one or more of the stockholders.
If you would like to revoke your consent to householding and in the future receive your own set of proxy materials, you may be able to do so by contacting Broadridge Householding Department by mail at

51 Mercedes Way, Edgewood, NY 11717, or by calling 1-866-540-7095, and providing your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers. If this option is not available to you, please contact your custodian bank or broker directly. The revocation of a consent to householding will be effective 30 days following its receipt. You may also have an opportunity to opt in or opt out of householding by following the instructions on your voting instruction form or by contacting your bank or broker. Any stockholder who wants to receive separate copies of our proxy statement and annual report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact his, her or its bank, broker or other nominee record stockholder.
If you would like to receive an extra copy of the Annual Report or this Proxy Statement, we will send a copy to you by mail upon request to Uniti Investor Relations, 2101 Riverfront Drive, Suite A, Little Rock, Arkansas 72202 or by calling (501) 850-0820. Each document is also available in digital form for download or review in the “Investors — Annual Reports” section of our website at www.uniti.com.
Other Matters

The management and the Board of Directors of Uniti do not know of any other matters that may come before the meeting. If any other matters properly come before the meeting, however, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on those matters. Discretionary authority to vote on other matters is included in the proxy.
Uniti will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited by officers, directors and employees of Uniti, personally or by telephone or electronic means. In the event the management of Uniti deems it advisable, Uniti may engage the services of an independent proxy solicitation firm to aid in the solicitation of proxies.
The material referred to in this Proxy Statement under the captions “Hedging Policy,” “Audit Committee Report,” “Compensation Committee Report on Executive Compensation” and “Pay versus Performance” shall not be deemed soliciting material or otherwise deemed filed and shall not be deemed to be incorporated by any general statement of incorporation by reference in any filings made under the Securities Act of 1933 or the Exchange Act.
By Order of the Board of Directors,
Daniel L. Heard
Executive Vice President — General Counsel
and Secretary
Little Rock, Arkansas
April 13, 2023

Appendix A

UNITI GROUP INC.
2015 EQUITY INCENTIVE PLAN
(as amended and restated effective April 11, 2023)
1.   Purpose of the Plan.   The purpose of this 2015 Equity Incentive Plan (this “Plan”) is to attract, retain and motivate the officers, key employees, consultants and directors of Uniti Group Inc. (the “Company”) and its Affiliates and to provide to such persons incentives and rewards for superior performance and contribution.
The Plan is hereby amended and restated as of April 11, 2023.
2.   Definitions.   Capitalized terms used herein have the meanings assigned to such terms in this Section 2.
“Affiliate” means any corporation that is a Subsidiary of the Company and, for purposes other than the grant of Incentive Stock Options, any limited liability company, partnership, corporation, joint venture, or any other entity in which the Company or any such Subsidiary owns an equity interest.
“Applicable Laws” means the requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under this Plan, in each case as applicable to an Award made hereunder.
“Appreciation Right” means a right granted pursuant to Section 5 or Section 9 of this Plan, and shall include both Tandem Appreciation Rights and Free-Standing Appreciation Rights.
“Award” means an award of Option Rights, Appreciation Rights, Performance Units, Performance Shares, Restricted Shares, Restricted Stock Units, or other awards granted under Section 10 of this Plan.
“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right or a Tandem Appreciation Right.
“Board” means the Board of Directors of the Company.
“Cause” means, except as otherwise provided in an Evidence of Award: (a) the failure of the Participant to make a good faith effort to substantially perform his or her duties (other than any such failure due to the Participant’s Disability) or Participant’s insubordination with respect to a specific directive of the Participant’s supervisor or officer (or, if such Participant reports directly to the Board, the Board) to which the Participant reports directly or indirectly; (b) Participant’s dishonesty, gross negligence in the performance of the duties of his or her employment or engaging in willful misconduct, which in the case of any such gross negligence, has caused or is reasonably expected to result in direct or indirect material injury to the Company or any of its Affiliates; (c) breach by Participant of any material provision of any written agreement with the Company or any of its Affiliates or material violation of any Company policy applicable to Participant; or (d) Participant’s commission of a crime that constitutes a felony or other crime of moral turpitude or fraud. If, subsequent to Participant’s termination of employment hereunder for other than Cause, it is determined in good faith by the Company that Participant’s employment could have been terminated for Cause hereunder, Participant’s employment shall, at the election of the Company, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.
“Change in Control” means, except as otherwise provided in an Evidence of Award, the occurrence of any of the following:
a.   any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any affiliates thereof;

b.   the commencement of the liquidation or dissolution of the Company that occurs following the approval by the holders of capital stock of the Company of any plan or proposal for such liquidation or dissolution of the Company;
c.   any Person or Group becomes the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of shares representing more than 50% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors, managers or trustees of the Company and such Person or Group actually has the power to vote such shares in any such election;
d.   the replacement of a majority of the Board over a two-year period from the directors who constituted the Board at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board then still in office who either were members of such Board at the beginning of such period; or
e.   a merger or consolidation of the Company with another entity in which holders of the Common Shares immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, 50% or less of the common equity interest in the surviving corporation in such transaction.
Notwithstanding anything herein to the contrary, an event described above shall be considered a Change in Control hereunder only if it also constitutes a “change in control event” under Section 409A of the Code, to the extent necessary to avoid the adverse tax consequences thereunder with respect to any Award subject to Section 409A of the Code.
“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as such law, rules and regulations may be amended, supplemented or replaced from time to time.
“Committee” means the committee of directors appointed by the Board to administer this Plan. In the absence of a specific appointment, “Committee” means the Compensation Committee of the Board.
“Common Shares” means shares of common stock, par value $0.0001, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 12 of this Plan.
“Date of Grant” means the date specified by the Committee on which a grant of an Award shall become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).
“Director” means a member of the Board.
“Disability” means, except as otherwise provided in an Evidence of Award, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, provided, however, for purposes of determining the term of an Incentive Stock Option, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates, provided that the definition of disability applied under such disability plan meets the requirements of a Disability in the first sentence hereof.
“Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An

Evidence of Award may be in an electronic medium, may be limited to a notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant.
“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as such law, rules and regulations may be amended, supplemented or replaced from time to time.
“Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 or Section 9 of this Plan that is not granted in tandem with an Option Right.
“Good Reason” means any one of the following: (a) a material diminution in Participant’s base compensation; (b) a material diminution in authority, duties, or responsibilities of Participant; (c) a material diminution in the budget over which Participant retains authority; (d) a material change in the geographic location (i.e., to a location more than 50 miles from the Participant’s primary work location prior to such change) at which Participant is required to perform services; and (e) any other action or inaction that constitutes a material breach of the Participant’s employment agreement, if any, with the Company or any Affiliate; provided, however, that for the Participant to be able to resign for “Good Reason,” the Participant must give the Company and the applicable Affiliate, if any, notice of the above conditions within 90 days after the condition first exists, the Company and/or Affiliate must not have not remedied the condition within 30 days after receiving written notice, and the Participant must resign within 60 days after the Company’s and/or Affiliate’s failure to remedy.
“Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.
“Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Units or Performance Shares or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Shares and Restricted Stock Units pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Affiliate, Subsidiary, division, department, region or function within the Company, Affiliate or Subsidiary in which the Participant is employed and may be made relative to the performance of other companies. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances (including those events and circumstances described in Section 12 of this Plan) render the Management Objectives unsuitable, the Committee may, at its discretion, modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.
“Market Value per Share” means, as of any particular date, (i) the closing sale price per Common Share as reported on the principal exchange on which Common Shares are then trading, or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if the Common Shares are not then-currently traded on an exchange, the fair market value of a Common Share as determined by the Committee in discretion.
“Non-Employee Director” means a member of the Board who is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.
“Optionee” means the optionee named in an agreement evidencing an outstanding Option Right.
“Option Price” means the purchase price payable on exercise of an Option Right.
“Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 or Section 9 of this Plan.

“Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time an officer, consultant or other key employee of the Company or any Affiliate and also includes each Non-Employee Director who receives an Award under this Plan.
“Performance Period” means, in respect of a Performance Unit or Performance Share, a period of time established pursuant to Section 6 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.
“Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 6 of this Plan.
“Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 6 of this Plan.
“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.
“Restricted Shares” means Common Shares granted or sold pursuant to Section 7 or Section 9 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 7 has expired.
“Restricted Stock Units” means an Award made pursuant to Section 8 or Section 9 of this Plan.
“Restriction Period” means the period of time during which Restricted Stock Units are subject to transfer limitations under Section 8 of this Plan.
“Spread” means the excess of the Market Value of a Share on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the per share Option Price or per share Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.
“Subsidiary” means a “subsidiary corporation,” as that term is defined in Section 424(f) of the Code, or any successor provision.
“Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 or Section 9 of this Plan that is granted in tandem with an Option Right.
3.   Shares Available Under the Plan.
a.   Subject to adjustment as provided in Section 12 of this Plan, the number of Common Shares (the “Aggregate Plan Limit”) that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares, (iii) in payment of Restricted Stock Units, (iv) in payment of Performance Units or Performance Shares that have been earned, (v) as Awards to Non-Employee Directors, (vi) in payment of Awards granted under Section 10 of this Plan or (vii) in payment of dividend equivalents paid with respect to Awards made under the Plan shall not exceed in the aggregate 6,000,000 Common Shares, plus any shares relating to Awards that expire, are forfeited or cancelled; provided, however, that the Aggregate Plan Limit shall be increased to 14,000,000, subject to approval of the Company’s stockholders within one year of April 11, 2023. Notwithstanding anything to the contrary contained herein: (A) Common Shares tendered in payment of the Option Price of an Option Right shall not be added to the Aggregate Plan Limit; (B) Common Shares withheld by the Company to satisfy the tax withholding obligation shall not be added to Aggregate Plan Limit; (C) Common Shares that are repurchased by the Company with Option Right proceeds shall not be added to the Aggregate Plan Limit; and (D) all Common Shares covered by an Appreciation Right, to the extent that it is exercised and settled in Common Shares, and whether or not Common Shares are actually issued to the Participant upon exercise of the right, shall be considered issued or transferred pursuant to the Plan. Such Common Shares may be shares of original issuance or treasury shares or a combination of the foregoing.

b.   If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the number of shares available in Section 3(a) above.
c.   Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 12 of this Plan, (i) the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 2,000,000 Common Shares; and (ii) no Participant shall be granted Option Rights and Appreciation Rights, in the aggregate, for more than 2,000,000 Common Shares during any calendar year.
d.   Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any calendar year receive an award of (i) Performance Shares, Restricted Shares or Restricted Stock Units that specify Management Objectives, in the aggregate, for more than 1,000,000 Common Shares or (ii) Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $5,000,000.
e.   Notwithstanding any other provision of this Plan to the contrary, but subject to any provision accelerating vesting due to death, Disability, or qualifying termination in connection with a Change in Control, Awards granted under this Plan shall vest no earlier than the first anniversary of the Date of Grant.
4.   Option Rights.   The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:
a.   Each grant shall specify the number of Common Shares to which it pertains.
b.   Each grant shall specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.
c.   Each grant shall specify whether the Option Price shall be payable (i) in cash or by check acceptable to the Company, (ii) by the actual or constructive transfer to the Company of nonforfeitable, unrestricted Common Shares owned by the Optionee having a value at the time of exercise equal to the total Option Price, on such basis as the Committee may determine, (iii) in any other legal consideration that the Committee may deem appropriate, on such basis as the Committee may determine, or (iv) by a combination of such methods of payment.
d.   To the extent permitted by law, any grant may provide for (i) deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates; (ii) payment of the Option Price, at the election of the Optionee, in installments or using a promissory note, upon terms determined by the Committee in its discretion; or (iii) any combination of such methods.
e.   Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.
f.   Each grant shall specify the period or periods of continuous service by the Optionee with the Company or any Affiliate that is necessary before the Option Rights or installments thereof will become exercisable and may provide for accelerated vesting of such Option Rights in the event of a Change in Control, retirement, death or Disability of the Optionee or other similar transaction or event as approved by the Committee; provided that in no event will any Option Right vest or become exercisable early solely as the result of a Change in Control.
g.   Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

h. Option Rights granted under this Plan may be (i) Incentive Stock Options, that are intended to qualify under Section 422 of the Code (or any successor to such section), (ii) “nonqualified stock options” that are not intended to so qualify, or (iii) a combination of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code on the Date of Grant.
i.   The exercise of an Option Right shall result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.
j.   No Option Right shall be exercisable more than 10 years from the Date of Grant.
k.   Each grant of Option Rights shall be evidenced by an Evidence of Award which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.
5.   Appreciation Rights.
a.   The Committee may authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right shall be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Committee, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right shall be a right of the Participant to receive from the Company an amount determined by the Committee, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.
b.   Each grant of Appreciation Rights may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:
(i)   Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.
(ii)   Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.
(iii)   Each grant shall specify the period or periods of continuous service by the Participant with the Company or any Affiliate that is necessary before the Appreciation Right or installments thereof will become exercisable and may provide for accelerated vesting of such Appreciation Rights in the event of a Change in Control, retirement, death or Disability of the Participant or other similar transaction or event as approved by the Committee; provided that in no event will any Appreciation Right vest or become exercisable early solely as the result of a Change in Control.
(iv)   Each grant of an Appreciation Right shall be evidenced by an Evidence of Award, which shall describe such Appreciation Right, identify any related Option Right, state that such Appreciation Right is subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.
c.   Any grant of Tandem Appreciation Rights shall provide that such Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation.

d.   Regarding Free-Standing Appreciation Rights only:
(i)   Each grant shall specify in respect of each Free-Standing Appreciation Right a Base Price, which shall not be less than the Market Value per Share on the Date of Grant;
(ii)   Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and
(iii)   No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.
e.   Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition to exercise such rights.
6.   Performance Units and Performance Shares.   The Committee may also authorize the granting to Participants of Performance Units and Performance Shares that will become payable to a Participant upon achievement of specified Management Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:
a.   Each grant shall specify the number of Performance Units or Performance Shares to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors.
b.   The Performance Period with respect to each Performance Unit or Performance Share shall be such period of time commencing with the Date of Grant as shall be determined by the Committee at the time of grant. Each grant may provide for the earlier lapse or other modification of such Performance Period in the event of a Change in Control, retirement, or death or Disability of the Participant or other similar transaction or event as approved by the Committee.
c.   Any grant of Performance Units or Performance Shares shall specify Management Objectives which, if achieved, will result in payment of the Award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of Performance Units or Performance Shares that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. Each grant of Performance Units or Performance Shares shall specify that, before any Performance Shares or Performance Units are earned and paid, the Committee must determine that at least the minimum level of Management Objectives has been satisfied.
d.   Each grant shall specify the time and manner of payment of Performance Units or Performance Shares that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company to the Participant in cash, in Common Shares or in any combination thereof, and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.
e.   Any grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant. Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant.
f.   Each grant of Performance Units or Performance Shares shall be evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.
g.   The Committee may, at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in additional Common Shares. Notwithstanding the foregoing, in no event shall dividend equivalents be paid prior to the vesting of the underlying Award.

7.   Restricted Shares.   The Committee may also authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:
a.   Each such grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights (unless otherwise determined by the Committee), but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.
b.   Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than Market Value per Share at the Date of Grant.
c.   Each such grant or sale shall provide that the Restricted Shares covered by such grant or sale shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee at the Date of Grant and may provide for the earlier lapse of such substantial risk of forfeiture in the event of a Change in Control, retirement, or death or Disability of the Participant or other similar transaction or event as approved by the Committee; provided that in no event will such substantial risk of forfeiture lapse early solely as the result of a Change in Control.
d.   Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).
e.   Any grant of Restricted Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.
f.   Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying Award.
g.   Each grant or sale of Restricted Shares shall be evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve. Unless otherwise directed by the Committee, all certificates representing Restricted Shares shall be held in custody by the Company until all restrictions thereon shall have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.
8.   Restricted Stock Units.   The Committee may also authorize the grant or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:
a.   Each such grant or sale shall constitute the agreement by the Company to deliver Common Shares, pay an amount in cash, or pay a combination of Common Shares and cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Restriction Period as the Committee may specify.
b.   Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.
c.   Each such grant or sale shall be subject to a Restriction Period as determined by the Committee at the Date of Grant, and may provide for the earlier lapse or other modification of such Restriction Period in the event of a Change in Control, retirement, or death or Disability of the Participant or other similar transaction or event as approved by the Committee; provided that in no event will a Restriction Period lapse early solely as the result of a Change in Control.
d.   Any grant of Restricted Stock Units may specify Management Objectives that, if achieved, will result in termination or early termination of the Restriction Period applicable to such shares. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Stock Units on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.
e.   During the Restriction Period, the Participant shall have no right to transfer any rights under his or her Award and shall have no rights of ownership in the Restricted Stock Units and shall have no right to vote them, but the Committee may, at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred or contingent basis, either in cash or in additional Common Shares. Notwithstanding the foregoing, in no event shall dividend equivalents be paid prior to the vesting of the underlying Award.
f.   Each grant or sale of Restricted Stock Units shall be evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.
9.   Awards to Non-Employee Directors.   The Board may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Shares under Section 7 of this Plan, Restricted Stock Units under Section 8 of this Plan or other Awards under Section 10 of this Plan, or any combination of the foregoing. For clarity, the authority to grant Awards to Non-Employee Directors pursuant to this Plan rests exclusively with the Board (and, for the avoidance of doubt, not with the Committee), except to the extent expressly delegated by the Board to a committee or person(s) pursuant to Section 16. The maximum number of Common Shares subject to Awards granted during a single calendar year to any Non-Employee Director shall not exceed a total value of $500,000 (based on the Market Value per Share on the Date of Grant).
10.   Other Awards.
a.   The Committee is authorized, subject to limitations under applicable law, to grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of Common Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or Affiliates or other business units of, the Company. The Committee shall determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Common Shares, other awards, notes or other property, as the Committee shall determine.
b.   Cash awards, as an element of or supplement to any other Award granted under this Plan, may also be granted pursuant to this Section 10 of this Plan.
c.   The Committee is authorized to grant Common Shares as a bonus, or to grant Common Shares or other awards in lieu of obligations of the Company or an Affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

11.   Transferability.
a.   Except as otherwise determined by the Committee, no Option Right, Appreciation Right or other derivative security granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights shall be exercisable during the Optionee’s lifetime only by him or her or by his or her guardian or legal representative.
b.   The Committee may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Units or Performance Shares or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7 of this Plan, shall be subject to further restrictions on transfer.
12.   Adjustments.   The Committee shall make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Performance Shares, Restricted Stock Units and share-based awards described in Section 10 of this Plan granted hereunder, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, and in the kind of shares covered thereby, as the Committee, in its discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets (including, without limitation, a special or large non-recurring dividend), issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Committee, in its discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 12; provided, however, that any such adjustment to the number specified in Section 3(c)(i) shall be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify. In no event shall any adjustment be required under this Section 12 if the Committee determines that such action could cause an Award to fail to satisfy the conditions of an applicable exception from the requirements of Section 409A of the Code or otherwise could subject a Participant to the additional tax imposed under Section 409A in respect of an outstanding Award.
13.   Fractional Shares.   The Company shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.
14.   Withholding Taxes.   The Company shall have the right to deduct from any payment or benefit realized under this Plan an amount equal to the federal, state, local, foreign and other taxes which in the opinion of the Company are required to be withheld by it with respect to such payment or benefit. To the extent that the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or other recipient make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit pursuant to procedures adopted by the Committee from time to time. The Company and a Participant or such other recipient may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.
15.   Foreign Employees.   In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Corporate Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.
16.   Administration of the Plan.
a.   The Committee shall administer this Plan or delegate its authority to do so as provided in Section 16(c) hereof or, in the Board’s sole discretion or in the absence of the Committee, the Board shall administer this Plan; provided that the authority to grant Awards to Non-Employee Directors pursuant to this Plan rests exclusively with the Board (and, for the avoidance of doubt, not with the Committee), and each reference in this Plan to the Committee shall be deemed, when used in the context of any Award(s) made or to be made to a Non-Employee Director, a reference to the Board. The Committee, or if no Committee has been appointed, the Board, may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any such committee, person(s) to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish, suspend or supersede the Committee at any time and revest in the Board the administration of the Plan.
b.   Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, Awards shall be granted and the number of shares, if applicable, to be subject to each Award. In making such determinations, the Committee may take into account the nature of services rendered by the respective individuals, their present and potential contributions to the Company’s success and such other factors as the Committee deems relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary discretionary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Evidence of Award (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award and any determination by the Board pursuant to any provision of this Plan or of any such Evidence of Award shall be final, conclusive and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious. No member of the Board or the Committee shall be liable for any such action or determination made in good faith.
c.   To the extent permitted by applicable law, the Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, or any person(s) or committee to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person or committee may have under the Plan. To the extent permitted by applicable law, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of Awards under this Plan; (ii) determine the size of any such Awards; provided, however, that (A) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant;

and (iii) the officer(s) shall report periodically to the Committee, as the case may be, regarding the nature and scope of the Awards granted pursuant to the authority delegated.
d.   Any authority granted to the Committee may also be exercised by the Board or another committee of the Board duly appointed for such purpose. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. Without limiting the generality of the foregoing, to the extent the Board has delegated any authority under this Plan to another committee of the Board, such authority shall not be exercised by the Committee unless expressly permitted by the Board in connection with such delegation.
e.   The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors.
17.   Amendments and Other Matters.
a.   The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the stockholders of the Company in order to comply with applicable law or the rules of the NASDAQ Global Stock Market shall not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment thereof for stockholder approval shall not be construed to limit the Company’s authority to offer similar or dissimilar benefits under other plans or otherwise with or without stockholder approval. Without limiting the generality of the foregoing, the Board may amend this Plan to eliminate provisions which are no longer necessary as a result in changes in tax or securities laws or regulations, or in the interpretation thereof.
b.   Neither the Board nor the Committee shall, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Option Right or Appreciation Right to reduce the Option Price or Base Price. Furthermore, without further approval of the stockholders of the Company, (i) no Option Right or Appreciation Right shall be cancelled and replaced with an Award having a lower Option Price or Base Price, (ii) no Option Right or Appreciation Right shall be cancelled in exchange for cash if the per share Option Price or per share Base Price exceeds the Market Value per Share on the date of such cancellation, and (iii) there shall be no cancellation of “underwater” Option Rights in exchange for other Awards under this Plan. This Section 17(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and shall not be construed to prohibit the adjustments provided for in Section 12 of this Plan.
c.   To the extent consistent with Section 409A of the Code, the Committee also may permit Participants to elect to defer the issuance of Common Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.
d.   If permitted by Section 409A of the Code, in case of termination of employment by reason of death, Disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any other Awards made pursuant to Section 10 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 11(b) of this Plan, the Committee may, at its discretion, accelerate the time at which such Option Right, Appreciation Right or other Award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or

Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such Award.
e.   This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Affiliate, nor shall it interfere in any way with any right the Company or any Affiliate would otherwise have to terminate such Participant’s employment or other service at any time.
f.   To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.
g.   Subject to Section 20, this Plan shall continue in effect until the date on which all Common Shares available for issuance or transfer under this Plan have been issued or transferred and the Company has no further obligation hereunder.
h.   Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Affiliate, including without limitation, any specific funds, assets or other property which the Company or any Affiliate may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an Award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Affiliate, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Affiliate shall be sufficient to pay any benefits to any person.
i.   This Plan and each Evidence of Award shall be governed by the laws of the State of Maryland, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.
j.   Notwithstanding any other provisions in this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time (“Clawback Policy”) In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Evidence of Award, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).
k.   In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
18.   Compliance with Section 409A of the Code.   Awards granted under this Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Evidence of Award shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any Evidence of Award (unless the Evidence of Award provides otherwise with specific reference to this Section), an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. Although the Company intends to administer the Plan so that awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. Neither the Company, its Affiliates,

nor their respective directors, officers, employees or advisers shall be liable to any Participant (or any other individual claiming a benefit through the Participant) for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan. Any reference in this Plan to Section 409A of the Code will also include the applicable proposed, temporary or final regulations, or any other guidance, issued with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
19.   Applicable Laws.   To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of Maryland, without giving effect to principles of conflicts of laws, and construed accordingly.
20.   Term and Termination.   This Plan shall terminate 10 years after the date on which was approved and adopted by the Board in 2015 and no award(s) shall be made hereunder after the expiration of such 10 year period; provided, however, that, subject to approval of the Company’s stockholders within one year of April 11, 2023, the term shall be extended for an additional 10 years from the date of such stockholder approval and no award(s) shall be made hereunder after the expiration of such additional 10 year period. Awards outstanding at the termination of the Plan will continue in accordance with their terms and will not be affected by such termination.

Appendix B

RECONCILIATION OF CONSOLIDATED AFFO
(Thousands)	Year Ended December 31, 2022
Net loss attributable to common shareholders	$(9,430)
Real estate depreciation and amortization	211,892
Gain on sale of real estate, net of tax	(433)
Participating securities share in earnings	1,135
Participating securities share in FFO	(2,345)
Real estate depreciation and amortization from unconsolidated entities	2,366
Adjustments for noncontrolling interests	(260)
FFO attributable to common shareholders	$202,925
Transaction related costs	10,340
Amortization of deferred financing costs and debt discount	18,147
Gain on extinguishment of debt	(10,754)
Stock based compensation	12,751
Gain on sale of unconsolidated entity, net of tax	(1,212)
Gain on sale of operations	(176)
Non-real estate depreciation and amortization	80,896
Goodwill impairment	240,500
Straight-line revenues and amortization of below-market intangibles	(40,925)
Maintenance capital expenditures	(10,000)
Other, net	(48,435)
Adjustments for equity in earnings from unconsolidated entities	1,207
Adjustments for noncontrolling interests	(146)
AFFO attributable to common shareholders	$455,118

SCAN TO VIEW MATERIALS & VOTE UNITI GROUP INC. 2101 RIVERFRONT DRIVE, SUITE A LITTLE ROCK, ARKANSAS 72202 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 24, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/UNIT2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 24, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V11534-P87554 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS
VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY UNITI GROUP INC. 3. To approve, on an advisory basis, the compensation of the Company’s named executive officers. 2. To approve an increase in the number of shares available for issuance under the Uniti Group Inc. 2015 Equity Incentive Plan and an extension of its term. 1. Election of Directors Nominees: The Board of Directors recommends that you vote "FOR" each of the nominees listed in Item 1. 1b. Scott G. Bruce 1a. Jennifer S. Banner 1d. Kenneth A. Gunderman 1e. Carmen Perez-Carlton 1c. Francis X. ("Skip") Frantz 4. To ratify the appointment of KPMG LLP as the Company’s independent registered public accountant for the year ending December 31, 2023. NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted "FOR" each of the nominees listed in Item 1, "FOR" Item 2, "FOR" Item 3, and "FOR" Item 4. If any other matters properly come before the meeting or any adjournment of the meeting, the person(s) named in this proxy will vote in their discretion. NOTE: In their discretion, such other matters that may properly come before the meeting or any adjournment or adjournments thereof. The Board of Directors recommends that you vote "FOR" Item 3. The Board of Directors recommends that you vote "FOR" Item 2. The Board of Directors recommends that you vote "FOR" For Against Abstain For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by duly authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. V11535-P87554 Uniti Group Inc. – Proxy THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 25, 2023. The undersigned stockholder(s) of Uniti Group Inc., a Maryland corporation, hereby appoint(s) Daniel L. Heard and Paul Bullington, and each or either of them, as proxies, with the power to appoint their substitutes, and hereby authorize(s) them to cast on behalf of the undersigned, as designated on the reverse side of this proxy card, all votes that the undersigned is/are entitled to cast at the 2023 Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/UNIT2023 on Thursday, May 25, 2023 at 8:00 a.m., Eastern Time, or any postponement or adjournment thereof, in accordance with and as more fully described in the Notice of Annual Meeting of Stockholders and the Proxy Statement, receipt of each of which is hereby acknowledged and the terms of each of which are incorporated by reference, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby revokes any proxy heretofore given with respect to the 2023 Annual Meeting of Stockholders.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED IN ITEM 1 ON THE REVERSE SIDE OF THIS PROXY CARD, "FOR" ITEM 2, "FOR" ITEM 3, AND "FOR" ITEM 4. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSON(S) NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse sideTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS